Exhibit 99.(a1)

DEPOSIT AGREEMENT

by and among

JOINT STOCK COMPANY “AEROFLOT - RUSSIAN AIRLINES”
as Issuer

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Depositary

AND

THE HOLDERS AND BENEFICIAL OWNERS
OF AMERICAN DEPOSITARY SHARES EVIDENCED BY
AMERICAN DEPOSITARY RECEIPTS ISSUED HEREUNDER

Dated as of July 24, 2013

i

ii

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT, dated as of 24 July 2013, by and among (i) JOINT STOCK COMPANY “AEROFLOT - RUSSIAN AIRLINES”, a joint stock company organized under the laws of the Russian Federation, and its successors (the “Company”), (ii) DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized under the laws of the State of New York, United States of America, and an indirect wholly owned subsidiary of Deutsche Bank A.G., acting in its capacity as depositary, and any successor depositary hereunder (the “Depositary”), and (iii) all Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued hereunder (all such capitalized terms as hereinafter defined).

W I T N E S S E T H   T H A T:

WHEREAS, the Company has duly authorized, issued and outstanding Shares which are listed on one or more of the Russian Stock Exchanges and global depositary receipts which are traded on the Frankfurt Stock Exchange (OTC Market); and

WHEREAS, the Company desires to establish with the Depositary an ADR facility to provide for the deposit of the Shares with the Custodian, as agent for the Depositary for the purposes of this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of Receipts evidencing the American Depositary Shares so created; and

WHEREAS, the Depositary is willing to act as the Depositary for such ADR facility upon the terms set forth in this Deposit Agreement; and

WHEREAS, the American Depositary Receipts evidencing the American Depositary Shares issued pursuant to the terms of this Deposit Agreement are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement; and

WHEREAS, the Company is duly authorized and desires to establish an ADR facility upon the terms set forth in this Deposit Agreement and the transactions contemplated herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated:

SECTION 1.1                                             “Affiliate” shall have the meaning assigned to such term by the Commission under Regulation C promulgated under the Securities Act.

SECTION 1.2                                             “Agent” shall mean such entity or entities as the Depositary may appoint under Section 7.10, including the Custodian or any successor or addition thereto.

SECTION 1.3                                             “Applicant” shall have the meaning given to such term in Section 2.11 hereof.

SECTION 1.4                                             “American Depositary Share(s)” and “ADS(s)” American Depositary Share(s) shall mean the securities represented by the rights and interests in the Deposited Securities granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement and evidenced by the American Depositary Receipts issued hereunder.  Each American Depositary Share shall represent the right to receive 5 (five) Shares, until there shall occur a distribution upon Deposited Securities referred to in Section 4.2 or a change in Deposited Securities referred to in Section 4.9 with respect to which additional American Depositary Receipts are not executed and delivered, and thereafter each American Depositary Share shall represent the Shares or Deposited Securities specified in such Sections.

SECTION 1.5                                             “ADS Record Date” shall have the meaning given to such term in Section 4.7.

SECTION 1.6                                             “Beneficial Owner” shall mean as to any ADS, any person or entity having a beneficial interest in any ADSs.  A Beneficial Owner need not be the Holder of the ADR evidencing such ADSs.  A Beneficial Owner may exercise any rights or receive any benefits hereunder solely through the Holder of the ADR(s) evidencing the ADSs in which such Beneficial Owner has an interest.

SECTION 1.7                                             “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not (a) a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close and (b) a day on which the market(s) in which Receipts are traded are closed.

SECTION 1.8                                             “Charter” shall mean the Charter of the Company, as in effect from time to time.

SECTION 1.9                                             “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.10                                      “Company” shall mean Joint Stock Company “Aeroflot - Russian Airlines”, an open joint stock company organized and existing under the laws of the Russian Federation, having its registered office at 10 Arbat Str., Moscow 119002, Russia, and its successors.

SECTION 1.11                                      “Condition” shall have the meaning assigned to it in Section 2.3(c).

SECTION 1.12                                      “Custodian” shall mean, as of the date hereof VTB Bank (open joint stock company), having its principal office at: 29, B.Morskaya St., St.Petersbourg, 190000, Russian Federation, as the custodian for the purposes of this Deposit Agreement, and any other firm or corporation which may hereinafter be appointed by the Depositary pursuant to the terms of Section 5.5 as a successor or an additional custodian or custodians hereunder, as the context shall require.  The term “Custodian” shall mean all custodians, collectively.

SECTION 1.13                                      “Deliver” and “Delivery” shall mean, when used in respect of American Depositary Shares, Receipts, Deposited Securities and Shares, the physical delivery of the certificate representing such security, or the electronic delivery of such security by means of book-entry transfer, as appropriate, including, without limitation, through DRS/Profile.  With respect to DRS/Profile ADRs, the terms “execute”, “issue”, “register”, “surrender”, “transfer” or “cancel” refer to applicable entries or movements to or within DRS/Profile.

SECTION 1.14                                      “Deposit Agreement” shall mean this Deposit Agreement and all exhibits hereto, as the same may from time to time be amended and supplemented in accordance with the terms hereof.

SECTION 1.15                                      “Depositary” shall mean Deutsche Bank Trust Company Americas, an indirect wholly owned subsidiary of Deutsche Bank A.G., in its capacity as depositary under the terms of this Deposit Agreement, and any successor depositary hereunder.

SECTION 1.16                                      “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received or deemed to be received by the Depositary or the Custodian in respect thereof and held hereunder, subject, in the case of cash, to the provisions of Section 4.6.  The collateral delivered in connection with Pre-Release Transactions described in Section 2.10 hereof shall not constitute Deposited Securities.

SECTION 1.17                                      “Dollars” and “$” shall refer to the lawful currency of the United States.

SECTION 1.18                                      “DRS/Profile” means the system for the uncertificated registration of ownership of securities pursuant to which ownership of ADSs is maintained on the books of the Depositary without the issuance of a physical certificate and transfer instructions may be given to allow for the automated transfer of ownership between the books of DTC and the Depositary.  Ownership of ADSs held in DRS/Profile are evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.

SECTION 1.19                                      “DTC” shall mean The Depository Trust Company, the central book-entry clearinghouse and settlement system for securities traded in the United States, and any successor thereto.

SECTION 1.20                                      “DTC Participant” shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and funds held in DTC.

SECTION 1.21                                      “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.22                                      “Foreign Currency” shall mean any currency other than Dollars.

SECTION 1.23                                      “Foreign Registrar” shall mean CJSC Computershare Registrator, the entity that carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

SECTION 1.24                                      “FSFM” shall mean the Russian Federal Service for the Financial Markets, and any successor Russian governmental agency thereto.

SECTION 1.25                                      “Holder” shall mean the person in whose name a Receipt is registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose.  A Holder may or may not be a Beneficial Owner.  A Holder shall be deemed to have all requisite authority to act on behalf of those Beneficial Owners of the ADRs registered in such Holder’s name.

SECTION 1.26                                      “Indemnified Person” and “Indemnifying Person” shall have the meaning set forth in Section 5.8. hereof.

SECTION 1.27                                      “Offering” shall mean an offering of Shares in the form of American Depositary Shares by the Company and/or one or more shareholders (who may but need not be Affiliates) of the Company, including any over-allotment option granted to the underwriters thereof.

SECTION 1.28                                      “Placement Notice” shall have the meaning set forth in Section 2.3(b).

SECTION 1.29                                      “Placement Report” shall have the meaning set forth in Section 2.3(b).

SECTION 1.30                                      “Pre-Release” shall have the meaning set forth in Section 2.10 hereof.

SECTION 1.31                                      “Principal Office” when used with respect to the Depositary, shall mean the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of this Deposit Agreement, is located at 60 Wall Street, New York, New York 10005, U.S.A.

SECTION 1.32                                      “Receipt(s)”; “American Depositary Receipt(s)” and “ADR(s)” shall mean the certificate(s) or DRS/Profile statements issued by the Depositary evidencing the American Depositary Shares issued under the terms of this Deposit Agreement, as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. References to Receipts shall include physical certificated Receipts as well as ADSs issued through DRS/Profile, unless the context otherwise requires.

SECTION 1.33                                      “Registrar” shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register ownership of Receipts and transfer of Receipts as herein provided, shall include any co-registrar appointed by the Depositary for such purposes. Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary.

SECTION 1.34                                      “Restricted Securities” shall mean Shares, or American Depositary Shares representing such Shares, which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and subject to resale limitations under the Securities Act or the rules issued thereunder, or (ii) are held by an officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, Russia, or under a shareholders’ agreement or the Company’s Charter or under the regulations of an applicable securities exchange unless, in each case, such Shares are being sold to persons other than an Affiliate of the Company in a transaction (x) covered by an effective resale registration statement or (y) exempt from the registration requirements of the Securities Act (as hereinafter defined), and the Shares are not, when held by such person, Restricted Securities.

SECTION 1.35                                      “Ruble(s)” or “RUB” shall mean the lawful currency of Russia.

SECTION 1.36                                      “Russia” shall mean the Russian Federation.

SECTION 1.37                                      “Russian Stock Exchanges” shall mean, collectively, Russian Trading System, the Moscow Exchange and any other Russian stock exchange(s) on which the Shares are listed from time to time.

SECTION 1.38                                      “Securities Act” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.39                                      “Shares” shall mean ordinary shares in registered form of the Company, par value 1 (one) Ruble each, heretofore validly issued and outstanding and fully paid or hereafter validly issued and outstanding and fully paid.  References to Shares shall include evidence of rights to receive Shares, whether or not stated in the particular instance; provided, however, that in no event shall Shares include evidence of rights to receive Shares with respect to which the full purchase price has not been paid or Shares as to which pre-emptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in par value, split-up, consolidation, reclassification, conversion or any other event described in Section 4.9, in respect of the Shares of the Company, the term “Shares” shall thereafter, to the extent permitted by law, represent the successor securities resulting from such change in par value, split-up, consolidation, exchange, conversion, reclassification or event.

SECTION 1.40                                      “Share Register” shall mean the shareholder register maintained by the Foreign Registrar in accordance with Russian law, in which ownership and nominal holding of the Shares is registered.

SECTION 1.41                                      “United States” or “U.S.” shall mean the United States of America.

ARTICLE II

APPOINTMENT OF DEPOSITARY; FORM OF RECEIPTS; DEPOSIT OF SHARES; EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.1                                             Appointment of DepositaryThe Company hereby appoints the Depositary as exclusive depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms set forth in this Deposit Agreement.  Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms of this Deposit Agreement, shall be deemed for all purposes to (a)

be a party to and bound by the terms of this Deposit Agreement and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Deposit Agreement, to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement (the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof). The appointment of the Depositary under this Section 2.1 shall not be deemed the appointment of the Depositary as depositary (депозитарий) or registrar (держатель реестра) for the purposes of Articles 7 or 8 of Russian Federal Law dated 22 April 1996 (as amended) No. 39-FZ On the Securities Market or other applicable Russian law.

SECTION 2.2                                             Form and Transferability of ReceiptsDefinitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  Receipts may be issued in denominations of any number of American Depositary Shares.  No definitive Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary.  The Depositary shall maintain books on which each Receipt so executed and delivered, in the case of definitive Receipts, and each Receipt issued through the DRS/Profile, in either case as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts in certificated form bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

In addition to the foregoing, the Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be reasonably required by the Depositary in order to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Notwithstanding anything in this Deposit Agreement or in the Receipt to the contrary, to the extent available by the Depositary, American Depositary Shares shall be evidenced by Receipts issued through DRS/Profile unless certificated Receipts are specifically requested by the Holder.  Holders and Beneficial Owners shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are certificated or issued through DRS/Profile.

(b)                                 Subject to the limitations contained herein and in the form of Receipt, title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed (in the case of certificated Receipts) or upon delivery to the Depositary of proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the

Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt, unless such holder is the Holder thereof.

(c)                                  If the Company offers and places newly issued Shares in connection with an Offering in which the Depositary subscribes for all or any portion of such newly issued Shares, the Receipts shall bear the following legend:

THE COMPANY AND THE DEPOSITARY HAVE AGREED IN THE DEPOSIT AGREEMENT THAT NEITHER THE DEPOSITARY NOR THE CUSTODIAN ASSUMES ANY OBLIGATION OR RESPONSIBILITY TO MAKE ANY PAYMENTS FOR, NOR SHALL EITHER OF THEM BE SUBJECT TO ANY LIABILITY UNDER THIS DEPOSIT AGREEMENT OR OTHERWISE FOR NONPAYMENT FOR, ANY SHARES NEWLY ISSUED BY THE COMPANY OR SOLD BY ANY SELLING SHAREHOLDERS IN ANY OFFERING (INCLUDING ANY EXERCISE BY THE UNDERWRITERS OF AN OVER-ALLOTMENT OPTION IN CONNECTION THEREWITH).

IN CONNECTION WITH ANY OFFERING WHICH INCLUDES AN OFFERING OF AMERICAN DEPOSITARY SHARES REPRESENTING SHARES NEWLY ISSUED BY THE COMPANY, THE AMERICAN DEPOSITARY SHARES EVIDENCED HEREBY ARE ISSUED ON A PROVISIONAL BASIS UNTIL RECEIPT BY THE DEPOSITARY OF WRITTEN NOTICE FROM THE COMPANY THAT, AS THE CASE MAY BE, EITHER (I) A VALID NOTICE ON PLACEMENT OF THE NEW ISSUE OF SHARES (A “PLACEMENT NOTICE”) HAS BEEN FILED DULY AND TIMELY WITH THE RUSSIAN FEDERAL SERVICE FOR THE FINANCIAL MARKETS (“FSFM”) OR (II) A REPORT ON THE RESULTS OF THE PLACEMENT OF THE NEW ISSUE OF SHARES (A “PLACEMENT REPORT”) HAS BEEN REGISTERED BY THE FSFM, PRIOR TO RECEIPT BY THE DEPOSITARY OF SUCH WRITTEN NOTICE FROM THE COMPANY OR, IF LATER, THE MOSCOW BUSINESS DAY NEXT FOLLOWING A DUE AND TIMELY FILING OF A VALID PLACEMENT NOTICE WITH FSFM, NOTWITHSTANDING ANYTHING IN THIS RECEIPT OR THE DEPOSIT AGREEMENT TO THE CONTRARY, THE DEPOSITARY SHALL NOT, EXCEPT AS SPECIFICALLY DESCRIBED BELOW, DELIVER ANY SHARES PURSUANT TO PARAGRAPH 2 OF THIS RECEIPT OR SECTION 2.6 OF THE DEPOSIT AGREEMENT AND THE DEPOSITARY SHALL NOT VOTE, OR CAUSE TO BE VOTED, SECURITIES DEPOSITED THEREUNDER, AND HOLDERS SHALL NOT BE ENTITLED TO GIVE VOTING INSTRUCTIONS, AS CONTEMPLATED BY PARAGRAPH 17 OF THIS RECEIPT OR SECTION 4.8 OF THE DEPOSIT AGREEMENT.

IF (I) THE COMPANY DID NOT HAVE A RIGHT TO FILE, OR, HAVING SUCH A RIGHT, FAILED TO DULY AND TIMELY FILE, A VALID PLACEMENT NOTICE WITH FSFM, AND (II) A PLACEMENT REPORT REQUIRED TO BE REGISTERED

WITH THE FSFM HAS NOT BEEN SO REGISTERED ON OR BEFORE THE DATE WHICH IS THE LAST DAY OF THE STATUTORY PERIOD DURING WHICH THE PLACEMENT REPORT MUST BE REGISTERED ACCORDING TO RUSSIAN LAW (OR SUCH LATER DATE AS THE COMPANY, THE SELLING SHAREHOLDERS (IF ANY) AND THE UNDERWRITERS PARTICIPATING IN SUCH OFFERING MAY AGREE), THEN UPON WRITTEN NOTICE BY THE COMPANY, THE PROCEEDS OF SUCH OFFERING SHALL BE DELIVERED TO THE DEPOSITARY AND FROM THE TIME OF ITS RECEIPT OF SUCH PROCEEDS THE AMERICAN DEPOSITARY SHARES ISSUED IN CONNECTION WITH SUCH OFFERING WILL REPRESENT THE RIGHT TO RECEIVE A PROPORTIONAL INTEREST IN THE FUNDS SO RECEIVED.  THE FUNDS SO RECEIVED BY THE DEPOSITARY IN ANY CURRENCY OTHER THAN U.S. DOLLARS WILL BE CONVERTED INTO U.S. DOLLARS (AT MARKET RATES THEN AVAILABLE) AND DISTRIBUTED TO THE THEN HOLDERS OF THE RELEVANT AMERICAN DEPOSITARY SHARES, IN EACH CASE ON THE TERMS OF THE DEPOSIT AGREEMENT.  SUCH AMERICAN DEPOSITARY SHARES WILL BE CANCELLED BY THE DEPOSITARY UPON DISTRIBUTION OF THE PROPORTIONAL INTERESTS IN THE FUNDS SO RECEIVED, CONVERTED (IF NECESSARY) AND DISTRIBUTED TO THE HOLDERS OF SUCH AMERICAN DEPOSITARY SHARES.  THE FUNDS SO RECEIVED, CONVERTED (IF NECESSARY) AND DISTRIBUTED TO HOLDERS OF SUCH AMERICAN DEPOSITARY SHARES MAY BE LESS THAN THE PRICE AT WHICH THE AMERICAN DEPOSITARY SHARES HAVE BEEN SOLD BY THE COMPANY OR THE SELLING SHAREHOLDERS (IF ANY) OR PURCHASED BY THE HOLDER THEREOF, AND SUCH DISTRIBUTION MAY BE SUBJECT TO WITHHOLDING TAXES OR DELAYS.

Each Receipt shall bear the following legends (and such other legends as may be reasonably required by the Depositary):

THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING AMERICAN DEPOSITARY SHARES REPRESENTED BY THIS RECEIPT, AGREES, FOR THE BENEFIT OF THE COMPANY AND THE DEPOSITARY, THAT THE AMERICAN DEPOSITARY SHARES REPRESENTED HEREBY MAY NOT AT ANY TIME BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON LOCATED IN RUSSIA, RESIDENTS OF RUSSIA, OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, SUCH PERSONS, UNLESS AND TO THE EXTENT OTHERWISE PERMITTED UNDER RUSSIAN LAW.

IT IS EXPECTED THAT THE SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR OF THE COMPANY IN THE NAME OF DEUTSCHE BANK TRUST COMPANY AMERICAS, AS DEPOSITARY, OR ITS NOMINEE, OR OF THE CUSTODIAN, OR ITS NOMINEE.  HOLDERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT RUSSIA’S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN OTHER SECURITIES

MARKETS.  THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF SHARES OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY.

THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION ARE NOT REQUIRED TO RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK.

SECTION 2.3                                             Deposits.

(a)                                 Subject to the terms and conditions of this Deposit Agreement and applicable law, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by any person (including the Depositary in its individual capacity but subject, however, in the case of the Company or any Affiliate of the Company, to Section 5.7 hereof) at any time, whether or not the transfer books of the Company or the Foreign Registrar, if any, are closed, by Delivery of the Shares to the Custodian.  Every deposit of Shares shall be accompanied by the following:  (A)(i) in the case of Shares issued in registered form, appropriate instruments of transfer or endorsement, in a form satisfactory to the Custodian, (ii) in the case of Shares issued in bearer form, such Shares or the certificates representing such Shares and (iii) in the case of Shares delivered by book-entry transfer, confirmation of such book-entry transfer to the Custodian or that irrevocable instructions have been given to cause such Shares to be so transferred, (B) such certifications and payments (including, without limitation, the Depositary’s fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, (C) if the Depositary so requires, a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing the Shares so deposited, (D) evidence satisfactory to the Depositary (which may include an opinion of counsel reasonably satisfactory to the Depositary provided at the cost of the person seeking to deposit Shares) that all conditions to such deposit have been met and all necessary approvals have been granted by, and there has been compliance with the rules and regulations of, any applicable governmental agency in Russia, and (E) if the Depositary so requires, (i) an agreement, assignment or instrument satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Shares are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Shares or to receive other property in respect of any such deposited Shares or, in lieu thereof, such indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian or the Depositary to exercise voting rights in respect of the Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary, the Custodian or any nominee.  No Share shall be accepted for deposit unless accompanied by confirmation or such additional evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of Russia and any necessary approval has been granted by any governmental body in Russia, if any, which is then performing the function of the regulator of currency exchange.  The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares.  The Depositary will use commercially reasonable efforts to comply with reasonable written instructions of the Company that the Depositary shall not accept for deposit hereunder any Shares specifically identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws in the United States.

Notwithstanding anything else contained in this Deposit Agreement to the contrary, the Depositary shall not be required to accept for deposit or maintain on deposit with the Custodian (a) any fractional Shares or fractional Deposited Securities, or (b) any number of Shares or Deposited Securities which, upon application of the ratio of ADSs to Deposited Securities, would give rise to fractional ADSs.

(b)                                 (i)                                     If the Company makes a deposit in connection with an Offering of newly issued Shares, the American Depositary Shares issued in respect of all such newly issued Shares, as well as any Shares deposited by any shareholder(s) (who may but need not be Affiliates) of the Company in connection with the relevant Offering, as the case may be, shall be issued on a provisional basis until the Company delivers written notice to the Depositary that, as the case may be, either (x) a valid notice on placement of the new issue of Shares (a “Placement Notice”) has been duly and timely filed with the FSFM or (y)  a report on the results of the placement of such newly issued Shares (a “Placement Report”) has been registered by the FSFM.  Prior to receipt by the Depositary of such written notice from the Company, or, if later, the Moscow business day next following the due and timely filing of a valid Placement Notice with the FSFM, notwithstanding anything in this Deposit Agreement to the contrary:  (i) the Depositary shall not, except as specifically described in the next succeeding paragraph, deliver any Shares pursuant to Section 2.6 hereof and shall not vote, or cause to be voted, Deposited Securities; (ii) Holders shall not be entitled to give voting instructions, as contemplated by Section 4.8 hereof; and (iii) the only Receipts issued hereunder shall be the Master Receipt registered in the name of the nominee of DTC.

If (i) the Company did not have a right to file, or, having such a right, failed to duly and timely file, a valid Placement Notice with theFSFM, and (ii) a Placement Report required to be registered with the FSFM has not been so registered on or before the date which is the last day of the statutory period during which the placement report must be registered according to Russian law (or such later date as the Company, the selling shareholders (if any) and the underwriters participating in such Offering may agree), then upon written notice by the Company, the proceeds of such offering shall be delivered to the Depositary and from the time of its receipt of such proceeds the American Depositary Shares issued in connection with such Offering will represent the right to receive a proportional interest in the funds so received.  The funds so received by the Depositary in any currency other than Dollars will be converted into Dollars (at the market rates then available) and distributed to Holders of the relevant American Depositary Shares in each case on the terms of the Deposit Agreement.  Such American Depositary Shares will be cancelled by the Depositary upon distribution of the proportional interests in the funds so received, converted (if necessary), and distributed to the Holders of such American Depositary Shares.  The funds so received, converted (if necessary) and distributed to Holders of such American Depositary Shares may be less than the price at which such American Depositary Shares have been sold by the Company or the selling shareholders or purchased by the Holders thereof, and such distribution may be subject to withholding taxes or delays.

(ii)                                  The Company and the Depositary agree that neither the Depositary nor the Custodian assumes any obligation or responsibility to make any payments for, nor shall either of them be subject to any liability under this Deposit Agreement or otherwise for nonpayment for, any Shares newly issued and placed by the Company or sold by any selling shareholders in any Offering.

Holders and Beneficial Owners shall make all necessary notifications or filings and shall obtain, maintain, extend or renew all necessary approvals to, with or from state authorities in the Russian Federation, and shall take all such other actions, as may be required to remain at all times in compliance with applicable rules and regulations of the Russian Federation.

Notwithstanding anything herein to the contrary, if at any time the Depositary believes that the Shares deposited with it against issuance of ADSs, together with any other securities of the Company which shall have been deposited with the Depositary against issuance of depositary receipts, represent (or, upon accepting any additional Shares for deposit, would represent) such percentage as exceeds any threshold or limit established by any applicable law, directive, regulation or permit, or satisfies any condition for making any filing, application, notification or registration or obtaining any approval, license or permit or taking any other action required by any applicable law, directive or regulation, including without limitation any of the Conditions (as the same may be amended from time to time), the Depositary may (i) close its books to deposits of additional Shares in order to prevent such thresholds or limits being exceeded or conditions being satisfied, or (ii) take such steps as are, in its opinion, necessary or desirable to remedy the consequences of such thresholds or limits being exceeded or conditions being satisfied and to comply with any such law, directive or regulation, including without limitation causing pro rata cancellation of ADSs and withdrawal of Shares or other Deposited Securities to the extent necessary or desirable to so comply.

In considering whether any Condition or any other threshold has been reached or exceeded or condition has been satisfied for purposes of this Section 2.3(c), the Depositary may, in addition to Shares deposited with it against the issuance of ADSs and other securities deposited with it against issuance of depositary receipts, take into consideration Shares or other securities of the Company (if any) held by itself and its Affiliates (группа лиц) for its or their proprietary account(s) or as to which it or they exercise voting or investment power.

(c)                                  As soon as practicable after receipt of any permitted deposit hereunder and compliance with the provisions of this Deposit Agreement, the Custodian shall present the Shares so deposited, together with the appropriate instrument or instruments of transfer or endorsement, duly stamped, to the Foreign Registrar for transfer and registration of the Shares

(as soon as transfer and registration can be accomplished and at the expense of the person for whom the deposit is made) in the name of the Depositary, the Custodian or a nominee of either.  Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or a nominee, in each case for the account of the Holders and Beneficial Owners, at such place or places as the Depositary or the Custodian shall determine.

(d)                                 In the event any Shares are deposited which entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit, the Depositary and the Custodian are authorized to take any and all such actions as may be necessary (including, without limitation, making the necessary notations on Receipts) to give effect to the issuance of such ADSs and to ensure that such ADSs are not fungible with other ADSs issued hereunder until such time as the entitlement of the Shares represented by such non-fungible ADSs equals that of the Shares represented by ADSs prior to the original such deposit. The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued contain rights different from those of any other Shares theretofore issued and shall assist the Depositary with the establishment of procedures enabling the identification of such non-fungible Shares upon Delivery to the Custodian.

If at any other time the Depositary knowingly accepts Shares for deposit which are not fully fungible with other deposited Shares, the Depositary and the Custodian shall take any and all such actions as may be necessary to segregate the newly-deposited Shares from the previously-deposited Shares (through the use of sub-accounts or otherwise as they see fit) and the Depositary will take all steps reasonably necessary to ensure (through the use of distinct ISIN/CUSIP numbers, the issuance of a distinct class of temporary ADSs, the use of legends or deposit and withdrawal certificates, or otherwise as it sees fit) that the Receipts issued for the newly-deposited Shares are not fungible with the Receipts issued for the previously-deposited Shares, until such time as the newly-deposited Shares become fungible with the previously-deposited Shares.

(e)                                  The maximum number of ADSs that may be outstanding from time to time shall, together with any other depositary receipts program of the Company, be such number as represents up to 20 per cent. of the Company’s outstanding Shares from time to time, or such other percentage as shall be agreed in writing between the Depositary and the Company in accordance with applicable legislation.

SECTION 2.4                                             Execution and Delivery of ReceiptsAfter the deposit of any Shares pursuant to Section 2.2 and receipt in a form satisfactory to the Depositary of a proper acknowledgement or other evidence from the Company or the Foreign Registrar (including extracts from the Share Register) that any Deposited Securities have been recorded on the Share Register maintained by the Foreign Registrar in the name of the Depositary or its nominee or the Custodian or its nominee, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex, SWIFT, facsimile or electronic transmission.  After receiving such notice from the Custodian, the Depositary, subject to this Deposit Agreement (including, without limitation, the payment of the fees, expenses, taxes and other charges owing hereunder), shall issue the ADSs representing the Shares so deposited to or upon the order of the person or persons named in the notice delivered to the Depositary and shall execute and deliver a Receipt registered in the name or names requested by such person or persons evidencing in the aggregate the number of American Depositary Shares to which such person or persons are entitled.  Nothing herein shall prohibit any Pre-Release Transaction upon the terms set forth in this Deposit Agreement.

SECTION 2.5                                             Transfer of Receipts; Combination and Split-up of Receipts

(a)                                 Transfer.  The Depositary, or, if a Registrar (other than the Depositary) for the Receipts shall have been appointed, the Registrar, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its books, upon surrender at the Principal Office of the Depositary of a Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed in the case of a certificated Receipt or accompanied by, or in the case of DRS/Profile Receipts receipt by the Depositary of, proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by the laws of the State of New York and of the United States and any other applicable law.  Subject to the terms and conditions of this Deposit Agreement, including payment of the applicable fees and charges of the Depositary set forth in Section 5.9 and Article (9) of the Receipt, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipts surrendered.

(b)                                 Combination & Split Up.  The Depositary, subject to the terms and conditions of this Deposit Agreement shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts and upon payment to the Depositary of the applicable fees and charges set forth in Section 5.9 and Article (9) of the Receipt, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

(c)                                  Co-Transfer Agents.  The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to such Receipts and will be entitled to protection and indemnity, in each case to the same extent as the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary.  Each co-transfer agent appointed under this Section 2.4 (other than the Depositary) shall give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

(d)                                 At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated Receipt with a Receipt issued through DRS/Profile, or vice versa, execute and deliver a certificated Receipt or DRS/Profile statement, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or DRS/Profile statement, as the case may be, substituted.

SECTION 2.6                                             Surrender of Receipts and Withdrawal of Deposited SecuritiesUpon surrender, at the Principal Office of the Depositary, of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of (i) the fees and charges of the Depositary for the making of withdrawals of Deposited Securities and cancellation of Receipts (as set forth in Section 5.9 and Article (9) of the Receipt) and (ii) all applicable taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the terms and conditions of this Deposit Agreement, the Company’s Charter, Section 7.8 hereof and any other provisions of or governing the Deposited Securities and other applicable laws, the Holder of such American Depositary Shares shall be entitled to Delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares so surrendered.  American Depositary Shares may be surrendered for the purpose of withdrawing Deposited Securities by delivery of a Receipt evidencing such American Depositary Shares (if held in certificated form) or by book-entry delivery of such American Depositary Shares to the Depositary.

A Receipt surrendered for such purposes shall, if so required by the Depositary, be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall direct the Custodian to Deliver (without unreasonable delay) at the designated office of the Custodian or through a book entry delivery of the Shares (in either case, subject to Sections 2.7, 3.1, 3.2, 5.9, and to the other terms and conditions of this Deposit Agreement, to the Company’s Charter, to the provisions of or governing the Deposited Securities and to applicable laws, now or hereafter in effect) to or upon the written order of the person or persons designated in the order delivered to the Depositary as provided above, the Deposited Securities represented by such American Depositary Shares, together with any certificate or other proper documents of or relating to title of the Deposited Securities as may be legally required, as the case may be, to or for the account of such person.

The Depositary may, in its discretion, refuse to accept for surrender a number of American Depositary Shares representing a number other than a whole number of Shares.  In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Shares represented by the Receipt surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the Receipt.

At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held in respect of, and any certificate or certificates and other proper documents of or relating to title to, the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary, and for further delivery to such Holder.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission. Upon receipt by the Depositary, the Depositary may make delivery to such person or persons entitled thereto at the Principal Office of the Depositary of any dividends or cash distributions with respect to the Deposited Securities represented by such American Depositary Shares, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

SECTION 2.7                                             Limitations on Execution and Delivery, Transfer, etc. of Receipts; Suspension of Delivery, Transfer, etc.

(a)                                 Additional Requirements.  As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 and Article (9) of the Receipt, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.1 hereof, (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts or American Depositary Shares or to the withdrawal or delivery of Deposited Securities and (B) such reasonable regulations as the Depositary may establish consistent with the provisions of this Deposit Agreement and applicable law, and (iv) proof of compliance with (a) any applicable notice, consent or other requirements relating to the acquisition of securities of companies organized in Russia, and (b) the provisions of the Company’s Charter in effect from time to time and resolutions and regulations of the Company’s Board of Directors adopted pursuant to such Charter, subject, in all cases, to Section 7.8 hereof.

(b)                                 Additional Limitations.  The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the issuance of ADSs against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the Receipts or Shares are listed, or under any provision of this Deposit Agreement or provisions of, or governing, the Deposited Securities, or any meeting of shareholders of the Company or for any other reason, subject, in all cases, to Section 7.8 hereof.

SECTION 2.8                                             Lost Receipts, etc.In case any Receipt shall be mutilated, destroyed, lost or stolen, unless the Depositary has notice that such ADR has been acquired by a bona fide purchaser, subject to Section 5.9 hereof, the Depositary shall execute and deliver a new Receipt (which, in the discretion of the Depositary may be issued through DRS/Profile unless specifically requested otherwise) in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the

Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Holder thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond in form and amount acceptable to the Depositary and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.9                                             Cancellation and Destruction of Surrendered Receipts; Maintenance of Records.  All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled in accordance with its customary practices.  Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose.

SECTION 2.10                                      Pre-ReleaseSubject to the further terms and provisions of this Section 2.10, the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs.  In its capacity as Depositary, the Depositary may (i) issue ADSs prior to the receipt of Shares (each such transaction a “Pre-Release Transaction”) as provided below and (ii) deliver Shares upon the receipt and cancellation of ADSs that were issued in a Pre-Release Transaction, but for which Shares may not yet have been received. The Depositary may receive ADSs in lieu of Shares under (i) above and receive shares in lieu of ADSs under (ii) above.  Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (1) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (2) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (3) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (4) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS
AND BENEFICIAL OWNERS OF RECEIPTS

SECTION 3.1                                             Proofs, Certificates and Other InformationAny person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary or the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of this Deposit Agreement and the provisions of, or governing, the Deposited Securities or other information; to execute such certifications and to make such representations and warranties, and to provide such other information and documentation, in all cases, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations hereunder. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or distribution of rights or the proceeds of the sale thereof, or to the extent not limited by the terms of Section 7.8 hereof, the delivery of any Deposited Securities, until such proof or other information is filed or such certifications are executed, or such representations and warranties are made, or such other documentation or information provided, in each case to the Depositary’s and the Company’s satisfaction. The Depositary shall from time to time upon written request advise the Company of the availability of any such proofs, certificates or other information and shall, at the Company’s sole expense, provide or otherwise make available copies thereof to the Company upon written request thereof by the Company, unless such disclosure is prohibited by law.  Each Holder and Beneficial Owner agrees to provide any information requested by the Company or the Depositary pursuant to this paragraph.  Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

The Depositary shall be entitled to provide to the FSFMor other relevant Russian state authorities of competent jurisdiction, as may be necessary or appropriate to satisfy the requirements of Russian law, directly or through the Company, all such information or documents (in the form of copies or originals) of any kind or nature whatsoever concerning Holders and Beneficial Owners, it being understood that the Depositary accepts no responsibility for or liability arising out of or in connection with any inaccuracies or misstatements in or misleading omissions from any information or documents furnished to it directly or indirectly by or on behalf of the Holders and Beneficial Owners, or in connection with any failure by the Company to timely provide to the relevant Russian state authorities any such information as the Depositary submits indirectly through the Company.

SECTION 3.2                                             Liability for Taxes and Other ChargesIf any present or future tax or other governmental charge shall become payable by the Depositary or the Custodian with respect to any ADR or any Deposited Securities or American Depositary Shares, such tax or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary and such Holders and Beneficial Owners shall be deemed liable therefor.  The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, with the Holder and the Beneficial Owner remaining fully liable for any deficiency.  In addition to any other remedies available to it, the Depositary and the Custodian may refuse the deposit of Shares, and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer, split-up or combination of ADRs and (subject to Section 7.8) the withdrawal of Deposited Securities, until payment in full of such tax, charge, penalty or interest is received.  Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and each of their respective agents, officers, directors, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.  The obligations of Holders and Beneficial Owners of Receipts under this Section 3.2 shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of this Deposit Agreement.

SECTION 3.3                                             Representations and Warranties on Deposit of SharesEach person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares are eligible for deposit pursuant to applicable law, including the laws of the United States and Russia, and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and were legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities,(v) the Shares presented for deposit have not been stripped of any rights or entitlements, and (vi) such Shares are not subject to any unfulfilled requirements of applicable law or regulation.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

SECTION 3.4                                             Compliance with Information RequestsNotwithstanding any other provision of this Deposit Agreement, the Charter of the Company and applicable law, each Holder and Beneficial Owner agrees to (a) provide such information as the FSFM, the Company or the Depositary may request pursuant to law (including, without limitation, relevant Russian law), any applicable law of the United States, the Charter of the Company, any resolutions of the Company’s Board of Directors adopted pursuant to such Charter, the requirements of any markets or exchanges upon which the Shares, ADSs or Receipts are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or Receipts may be transferred, and (b) be bound by and subject to applicable provisions of the laws of Russia, the Charter of the Company and the requirements of any markets or exchanges upon which the ADSs, Receipts or Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, Receipts or Shares may be transferred, to the same extent as if such Holder and Beneficial Owner held Shares directly, in each case irrespective of whether or not they are Holders or Beneficial Owners at the time such request is made. The Depositary agrees to use its reasonable efforts to forward upon the request of the Company, and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

Failure by a Holder or Beneficial Owner to provide in a timely fashion the information requested by the FSFM, the Company or the Depositary may, in the Company’s sole discretion or as required by law, result in the withholding of certain rights in respect of such Holder or Beneficial Owner’s ADSs (including voting rights and certain rights as to dividends in respect of the Shares represented by ADSs).  The Depositary agrees to use its commercially reasonable efforts to comply with any reasonable instructions received from the Company requesting that the Depositary take the actions specified therein to obtain such information.

In the event that the Company or the Depositary, in accordance with applicable law, determines that there has been a failure to comply with the applicable reporting requirements with respect to any Deposited Securities and that sanctions are to be imposed against such Deposited Securities pursuant to Russian law or the Company’s Charter, the Company shall notify the Depositary, giving details thereof, and shall instruct the Depositary in writing as to the application of such sanctions to the Deposited Securities.  The Depositary shall have no liability for any actions taken in accordance with such instructions.

SECTION 3.5                                             Ownership RestrictionsNotwithstanding any other provision in this Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits applicable to the Shares under applicable law or the Charter.  The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits.  The Company may, in its sole discretion, but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits referenced in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Charter.  The Depositary shall have no liability for any actions taken in accordance with such instructions.

ARTICLE IV

THE DEPOSITED SECURITIES

SECTION 4.1                                             Cash DistributionsWhenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Shares, rights, securities or other entitlements under the terms hereof, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary (pursuant to Section 4.6 hereof) be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.6) and will distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Holders of record as of the ADS Record Date in proportion to the number of American Depositary Shares held by such Holders respectively as of the ADS Record Date.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent.  Any such fractional amount shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  Holders and Beneficial Owners understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which exceeds three or four decimal places (the number of decimal places used by the Depositary to report distribution rates).  The excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.  If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders of the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.  Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, such reports necessary to obtain benefits under the applicable tax treaties for the Holders and Beneficial Owners of Receipts.

SECTION 4.2                                             Distribution in SharesIf any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or any of their nominees.  Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.7 and shall, subject to Section 5.9 hereof, either (i) distribute to the Holders as of the ADS Record Date in proportion to the number of American Depositary Shares held as of the ADS Record Date, additional American Depositary Shares, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of this Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional American Depositary Shares are not so distributed, each American Depositary Share issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes).  In lieu of delivering fractional American Depositary Shares, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the proceeds upon the terms described in Section 4.1. The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company (including an opinion of counsel to the Company furnished at the expense of the Company) that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of the Securities Act.  To the extent such distribution may be withheld, the Depositary may dispose of all or a portion of such distribution in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of applicable (a) taxes and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1.

SECTION 4.3                                             Elective Distributions in Cash or SharesWhenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders of ADSs.  Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs.  The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution is available to Holders of ADRs, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the expense of the Company.  If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash upon the terms described in Section 4.1 or (y) additional ADSs representing such additional Shares upon the terms described in Section 4.2.  If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Section 4.7) and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional ADSs.  The Company shall assist the Depositary in establishing such procedures to the extent necessary.  Subject to Section 5.9 hereof, if a Holder elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.1, or (y) in ADSs, the dividend shall be distributed upon the terms described in Section 4.2.  Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than ADSs).  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

SECTION 4.4                                             Distribution of Rights to Purchase Shares.

(a)                                 Distribution to ADS Holders.  Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give notice thereof to the Depositary at least 60 days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Holders of ADSs.  Upon receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders.  The Depositary shall make such rights available to Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution of rights is lawful and reasonably practicable.  In the event any of the conditions set forth above are not satisfied, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) below or, if timing or market conditions may not permit, do nothing thereby allowing such rights to lapse.  In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date

(upon the terms described in Section 4.7) and establish procedures (x) to distribute such rights (by means of warrants or otherwise) and (y) to enable the Holders to exercise the rights (upon payment of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges).  Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Shares (rather than ADSs).

(b)                                 Sale of Rights.  If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 or determines it is not lawful or reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper.  The Company shall assist the Depositary to the extent necessary to determine such legality and practicability.  The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.1.

(c)                                  Lapse of Rights.  If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) or to arrange for the sale of the rights upon the terms described in Section 4.4(b), the Depositary shall allow such rights to lapse.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect or (ii) unless the Company furnishes to the Depositary at the Company’s own expense opinion(s) of counsel to the Company qualified to practice in one or more jurisdictions in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.  In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders shall be reduced accordingly.  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights.  Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

SECTION 4.5                                             Distributions Other Than Cash, Shares or Rights to Purchase Shares.

(a)                                 Whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs.  Upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADSs, the Depositary shall determine whether such distribution to Holders is lawful and practicable.  The Depositary shall not make such distribution unless (i) the Company shall have timely requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

(b)                                 Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth in (a) above, the Depositary may distribute the property so received to the Holders of record as of the ADS Record Date, in proportion to the number of ADSs held by such Holders respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes and other governmental charges withheld.  The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

(c)                                  If (i) the Company does not request the Depositary to make such distribution to Holders or requests not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable or feasible, the Depositary shall endeavor to sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem proper and shall distribute the net proceeds, if any, of such sale received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of Section 4.1.  If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration and Holders and Beneficial Owners shall have no rights thereto or arising therefrom.

SECTION 4.6                                             Conversion of Foreign CurrencyWhenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and in the judgment of the Depositary such Foreign Currency can at such time be converted on a practicable basis (by sale or in any other manner that it may determine in accordance with applicable law) as promptly as practicable into Dollars transferable to the United States and distributable to the Holders entitled thereto, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of any fees, expenses, taxes or other governmental charges incurred in the process of such conversion) in accordance with the terms of the applicable sections of this Deposit Agreement.  If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise.

Holders understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places).  Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary may file such application for approval or license, if any, as it may deem necessary, practicable and at nominal cost and expense.  Nothing herein shall obligate the Depositary to file or cause to be filed, or to seek effectiveness of any such application or license.

If at any time the Depositary shall determine that in its judgment the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practical or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and distribution is denied, or not obtainable at a reasonable cost, within a reasonable period or otherwise sought, the Depositary shall, in its sole discretion but subject to applicable laws and regulations, either (i) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to the Holders entitled to receive such Foreign Currency, or (ii) hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of the Holders entitled to receive the same.

SECTION 4.7                                             Fixing of Record DateWhenever necessary in connection with any distribution (whether in cash, Shares, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of or solicitation of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (the “ADS Record Date”), as close as practicable to the record date fixed by the Company with respect to the Shares, for the determination of the Holders who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each American Depositary Share.  Subject to applicable law and the provisions of Section 4.1 through 4.6 and to the other terms and conditions of this Deposit Agreement, only the Holders of record at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

SECTION 4.8                                             Voting of Deposited SecuritiesSubject to the next sentence, as soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of consent or proxy. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting) and at the Company’s expense and provided no U.S. or Russian (including without limitation the rules of the Russian Stock Exchanges on which the Shares are listed) legal prohibitions exist, mail by regular, ordinary mail delivery (or by electronic mail or as otherwise may be agreed between the Company and the Depositary in writing from time to time) or otherwise distribute to Holders as of the ADS Record Date:  (a) such notice of meeting or solicitation of consent or proxy; (b) a statement that the Holders at the close of business on the ADS Record Date will be entitled, subject to any applicable law, the Company’s Charter and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Holder’s American Depositary Shares; and (c) a brief statement as to the manner in which such instructions may be given.  Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Shares or other Deposited Securities.  Upon the timely receipt of written instructions of a Holder of American Depositary Shares on the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of this Deposit Agreement, the Company’s Charter and the provisions of or governing the Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Deposited Securities (in person or by proxy) represented by American Depositary Shares evidenced by such Receipt in accordance with such voting instructions.

Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Shares or other Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Holders.  Shares or other Deposited Securities represented by ADSs for which no specific voting instructions are received by the Depositary from the Holder shall not be voted.

Notwithstanding the above, save for applicable provisions of Russian law (including without limitation the rules of the Russian Stock Exchanges on which the Shares are listed), and in accordance with the terms of Section 5.3, the Depositary shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities. The Company agrees that it shall not establish internal procedures that would prevent the Depositary from complying with, or that are inconsistent with, the terms and conditions of this Section 4.8.

SECTION 4.9                                             Changes Affecting Deposited SecuritiesUpon any change in par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is otherwise a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under this Deposit Agreement, and the Receipts shall, subject to the provisions of this Deposit Agreement and applicable law, evidence American Depositary Shares representing the right to receive such additional securities.  Alternatively, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Company, furnished at the expense of the Company, satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained in Exhibit A hereto, specifically describing such new Deposited Securities and/or corporate change. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of counsel to the Company, furnished at the expense of the Company, satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

SECTION 4.10                                      Available InformationAs of the date of the Deposit Agreement, the Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Exchange Act on its Internet Web site (http://www.aeroflot.ru/cms/en) or through an electronic information delivery system generally available to the public in its primary trading market. Should the Company become subject to the periodic reporting or other informational requirements under the Exchange Act, it will be required in accordance therewith to file reports and other information with the U.S. Securities and Exchange Commission. The Depositary does not assume any duty to determine if the

Company is complying with the current requirements of Rule 12g3-2(b) under the Exchange Act or to take any action if the Company is not complying with those requirements.

SECTION 4.11                                      ReportsThe Depositary shall make available during normal business hour on any Business Day for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Company agrees to provide to the Depositary, at the Company’s expense, all documents that it provides to the Custodian.  The Depositary shall, at the expense of the Company and in accordance with Section 5.6, also mail by regular, ordinary mail delivery or by electronic transmission (if agreed by the Company and the Depositary) and unless otherwise agreed in writing by the Company and the Depositary, to Holders copies of such reports when furnished by the Company pursuant to Section 5.6.

SECTION 4.12                                      List of HoldersPromptly upon written request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.13                                      Taxation; WithholdingThe Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Company and its agents may, but shall not be obligated to, file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners. Holders and Beneficial Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary’s or the Custodian’s obligations under applicable law. The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority or agency with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

The Company shall remit to the appropriate governmental authority or agency any amounts required to be withheld by the Company and owing to such governmental authority or agency.  Upon any such withholding, the Company shall remit to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form satisfactory to the Depositary.  The Depositary shall, to the extent required by U.S. law, report to Holders:  (i) any taxes withheld by it; (ii) any taxes withheld by the Custodian, subject to information being provided to the Depositary by the Custodian; and (iii) any taxes withheld by the Company, subject to information being provided to the Depositary by the Company. The

Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary.  Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder’s or Beneficial Owner’s tax liability.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary shall withhold the amount required to be withheld and may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company.  The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the American Depositary Shares.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.1                                             Maintenance of Office and Transfer Books by the RegistrarUntil termination of this Deposit Agreement in accordance with its terms, the Depositary or if a Registrar for the Receipts shall have been appointed, the Registrar shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the execution and delivery, registration, registration of transfers, combination and split-up of Receipts, the surrender of Receipts and the delivery and withdrawal of Deposited Securities in accordance with the provisions of this Deposit Agreement.

The Depositary or the Registrar as applicable, shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Depositary’s or the Registrar’s knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to this Deposit Agreement or the Receipts.

The Depositary or the Registrar, as applicable, may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in connection with the performance of its duties hereunder.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registration of Receipts and transfers, combinations and split-ups, and to countersign such Receipts in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more securities exchanges, markets or automated quotation systems, (i) the Depositary shall be entitled to, and shall, take or refrain from taking such action(s) as it may deem necessary or appropriate to comply with the requirements of such securities exchange(s), market(s) or automated quotation system(s) applicable to it, notwithstanding any other provision of this Deposit Agreement; and (ii) upon the reasonable request of the Depositary, the Company shall provide the Depositary such information and assistance as may be reasonably necessary for the Depositary to comply with such requirements, to the extent that the Company may lawfully do so.

SECTION 5.2                                             ExonerationNeither the Depositary, the Custodian, the Company nor their respective Affiliates shall be obligated to do or perform any act which is inconsistent with the provisions of this Deposit Agreement or shall incur any liability (i) if the Depositary, the Custodian or the Company or their respective controlling persons or agents shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of this Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States or any state thereof, Russia or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Company’s Charter or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Company’s Charter or provisions of or governing Deposited Securities, (iii) for any action or inaction of the Depositary, the Custodian or the Company or their respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of American Depositary Shares or (v) for any special, consequential, indirect or punitive damages for any breach of the terms of this Deposit Agreement or otherwise.

The Depositary, its controlling persons, its agents, the Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

SECTION 5.3                                             Standard of CareThe Company and the Depositary and their respective agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or any Receipts to any Holder(s) or Beneficial Owner(s) or other persons (except for the Company’s and the Depositary’s obligations specifically set forth in Section 5.8), provided, that the Company and the Depositary and their respective agents agree to perform their respective obligations specifically set forth in this Deposit Agreement or the applicable ADRs without gross negligence or willful misconduct.

Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses (including fees and disbursements of counsel) and liabilities be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effects of any vote.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company, or for any action or non action by it in reliance upon the opinion, advice of or information from legal counsel, accountants, any person representing Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary and its agents shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.

SECTION 5.4                                             Resignation and Removal of the Depositary; Appointment of Successor DepositaryThe Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall, in the event no successor depositary has been appointed by the Company, be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided, save that, any amounts, fees, costs or expenses owed to the Depositary hereunder or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time shall be paid to the Depositary prior to such resignation.

The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided, save that, any amounts, fees, costs or expenses owed to the Depositary hereunder or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time shall be paid to the Depositary prior to such removal.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. The Company shall give notice to the Depositary of the appointment of a successor depositary not more than 90 days after delivery by the Depositary of written notice of resignation or by the Company of removal, each as provided in this section.  In the event that a successor depositary is not appointed or notice of the appointment of a successor depositary is not provided by the Company in accordance with the preceding sentence, the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof.

Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor.  The predecessor depositary, upon payment of all sums due to it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request.  Any such successor depositary shall promptly mail notice of its appointment to such Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5                                             The CustodianThe Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Deposited Securities for which the Custodian acts as custodian and shall be responsible solely to it.  If any Custodian resigns or is discharged from its duties hereunder with respect to any Deposited Securities and no other Custodian has previously been appointed hereunder, the Depositary shall promptly appoint a substitute custodian.  The Depositary shall require such resigning or discharged Custodian to deliver the Deposited Securities held by it, together with all such records maintained by it as Custodian with respect to such Deposited Securities as the Depositary may request, to the Custodian designated by the Depositary.  Whenever the Depositary determines, in its discretion, that it is appropriate to do so, it may appoint an additional entity to act as Custodian with respect to any Deposited Securities, or discharge the Custodian with respect to any Deposited Securities and appoint a substitute custodian, which shall thereafter be

Custodian hereunder with respect to the Deposited Securities.  After any such change, the Depositary shall give notice thereof in writing to all Holders.

Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless otherwise instructed by the Depositary, continue to be the Custodian of the Deposited Securities without any further act or writing and shall be subject to the direction of the successor depositary. The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

SECTION 5.6                                             Notices and ReportsOn or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in English but otherwise in the form given or to be given to holders of Shares or other Deposited Securities. The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Company’s Charter that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

The Company will also transmit to the Depositary (a) English language versions of the other notices, reports and communications which are made generally available by the Company to shareholders of its Shares or other Deposited Securities and (b) English language versions of the Company’s annual and other reports prepared in accordance with the requirements of the Commission under Rule 12g3-2(b).  The Depositary shall arrange, at the request of the Company and at the Company’s expense, for the mailing of copies thereof to all Holders, or by any other means as agreed between the Company and the Depositary (at the Company’s expense) or make such notices, reports and other communications available for inspection by all Holders, provided, that, the Depositary shall have received evidence sufficiently satisfactory to it, including in the form of an opinion of local and/or U.S. counsel or counsel of other applicable jurisdiction, furnished at the expense of the Company, as the Depositary in its discretion so requests, that the distribution of such notices, reports and any such other communications to Holders from time to time is valid and does not or will not infringe any local, U.S. or other applicable jurisdiction regulatory restrictions or requirements if so distributed and made available to Holders. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings. The Company has delivered to the Depositary and the Custodian a copy of the Company’s Charter along with the provisions of or governing the Shares and any other Deposited Securities issued by the Company or any Affiliate of the Company, in connection with the Shares, in each case along with a certified English translation thereof, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein (along with a certified English translation thereof). The Depositary may rely upon such copy for all purposes of this Deposit Agreement.

The Depositary will, at the expense of the Company, make available a copy of any such notices, reports or communications issued by the Company and delivered to the Depositary for inspection by the Holders of the Receipts evidencing the American Depositary Shares representing such Shares governed by such provisions at the Depositary’s Principal Office, at the office of the Custodian and at any other designated transfer office.

SECTION 5.7                                             Issuance of Additional Shares, ADSs etc.The Company agrees that in the event it or any of its Affiliates proposes (i) an issuance, sale or distribution of additional Shares, (ii) an offering of rights to subscribe for Shares or other Deposited Securities, (iii) an issuance of securities convertible into or exchangeable for Shares, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares, (v) an elective dividend of cash or Shares, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets or (viii) any reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, it will obtain U.S. legal advice and take all steps necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act or the securities laws of the states of the United States).  In support of the foregoing or at the reasonable request of the Depositary where it deems necessary, the Company will furnish to the Depositary, at its own expense (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) (1) stating whether or not application of such transaction to Holders and Beneficial Owners requires a registration statement under the Securities Act to be in effect or is exempt from the registration requirements of the Securities Act and/or (2) dealing with such other reasonable issues requested by the Depositary and (b) a written opinion of Russian counsel (reasonably satisfactory to the Depositary) stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of Russia and (2) all requisite regulatory consents and approvals have been obtained in Russia.  If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective and that such distribution is in accordance with all applicable laws or regulations.  If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in this Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act.

The Company agrees with the Depositary that the Company will not and will procure that none of its Affiliates will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities, unless such transaction and the securities issuable in such transaction are exempt from registration under the Securities Act or have been registered under the Securities Act (and such registration statement has been declared effective).

Notwithstanding anything else contained in this Deposit Agreement, nothing in this Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.

SECTION 5.8                                             IndemnificationThe Company agrees to indemnify the Depositary, any Custodian and each of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any losses, liabilities, taxes, costs, claims, judgments, proceedings, actions, demands and any charges or expenses of any kind whatsoever (including, but not limited to, reasonable attorney’s fees and expenses and, in each case, fees and expenses of counsel, in each case, irrevocable value added tax and any similar tax charged or otherwise imposed in respect thereof) (collectively referred to as “Losses”) which the Depositary or any agent thereof may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement or that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, American Depositary Shares, the Shares, or other Deposited Securities, as the case may be, (b) out of or in connection with any offering documents in respect thereof, (c) out of or in connection with acts performed or omitted, including, but not limited to, any delivery by the Depositary on behalf of the Company of information regarding the Company in connection with this Deposit Agreement, the Receipts, the American Depositary Shares, the Shares, or any Deposited Securities, in any such case (i) by the Depositary, the Custodian or any of their respective directors, officers, employees, agents and Affiliates, except to the extent any such Losses directly arise out of the gross negligence or bad faith of any of them, or (ii) by the Company or any of its directors, officers, employees, agents and Affiliates or (d) out of the unavailability of American Depositary Shares or the failure to make any distribution which would be covered by Article IV hereof with respect thereto as a result of (i) any act or failure to act of the Company or its agents, the Foreign Registrar (other than such act or failure to act on the part of the Foreign Registrar arising in connection with any act or failure to act of the Depositary or the Custodian, or their respective directors, officers, employees, agents or Affiliates), or their respective directors, officers, employees, agents or Affiliates, (ii) any provision of any present or future Charter or any other instrument of the Company governing American Depositary Shares or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof .  Notwithstanding the above, in no event shall the Depositary or any of its directors, officers, employees, agents and/or Affiliates be liable for any indirect, special, punitive or consequential damages to the Company, Holders, Beneficial Owners or any other person.

The Depositary agrees to indemnify the Company and its directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any Losses which may arise out of acts performed or omitted by the Depositary or (if and only if the Custodian is a branch or subsidiary of Deutsche Bank AG at the time of such act or omission) the Custodian, under the terms hereof due to the gross negligence or bad faith of the Depositary or (if and only if the Custodian is a branch or subsidiary of Deutsche Bank AG at the time of such act or omission) the Custodian. If at any time after the date hereof the Custodian is not a branch or subsidiary of Deutsche Bank AG, the Depositary shall enter into a written custody agreement with such Custodian setting forth, inter alia, the standards of liability of, and indemnification by, such Custodian for any loss, liability, tax, charge or expense of any kind whatsoever arising out of acts to be performed or omitted by the Custodian, provided that such custody agreement shall be in customary form and the Depositary shall use reasonable efforts to require the Custodian to make the Company a third party beneficiary of such custody agreement. Notwithstanding the above, in no event shall the Company or any of its directors, officers, employees, agents and/or Affiliates be liable for any indirect, special, punitive or consequential damages to the Depositary, any Custodian any of their respective directors, officers, employees, agents and/or Affiliates or any other person.

If any action, claim or proceeding shall be brought or threatened to be brought against any party in respect of which indemnity may be sought pursuant to this Section 5.8 (the “Indemnified Party”), the Indemnified Party shall as soon as practicable (or, in the case of any action or claim which is threatened to be brought, as soon as practicable after such Indemnified Party becomes aware of the same) notify the party against whom indemnity may be sought (the “Indemnifying Party”) in writing of such action, claim or proceeding, and the Indemnifying Party shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party; provided, however, that if the Indemnified Party reasonably believes that there may be legal defenses available to it which are different from or in addition to those available to the Indemnifying Party it may retain counsel at its expense and participate in such defense.  In all circumstances, all other parties hereto shall provide to the party against whom such action or claim is brought or threatened to be brought such information and assistance as such party shall reasonably request, subject to the provisions of the indemnity contained in this Section 5.8.  Each party shall, to the extent reasonable, practicable and consistent with such party’s legal obligations and responsibilities, in all circumstances consult with each of the other parties as and when reasonably requested by such party in respect of any action or claim referred to in this Section 5.8.  After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense or investigation thereof.  In no event shall the Indemnifying Party, in connection with any one such proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for fees and expenses of more than one counsel in each such jurisdiction).  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld.

The obligations set forth in this Section shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.

SECTION 5.9                                             Fees and Charges of Depositary The Company, the Holders, the Beneficial Owners, and persons depositing Shares or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary’s fees and related charges identified as payable by them respectively as provided for under Article (9) of the Receipt; provided, however, that no fees shall be payable upon distribution of cash dividends so long as the charging of such fee is prohibited by the exchange, if any, upon which the ADSs are listed.  All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.1.  The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request. The charges and expenses of the Custodian are for the sole account of the Depositary.

The Depositary and the Company may reach separate agreement in relation to the payment of any additional remuneration to the Depositary in respect of any exceptional duties which the Depositary finds necessary or desirable and agreed by both parties in the performance of its obligations hereunder and in respect of the actual costs and expenses of the Depositary in respect of any notices required to be given to the Holders in accordance with Section 6.1 hereof and Article (22) of the Receipt.

In connection with any payment by the Company to the Depositary:

(i)                                     all fees, taxes, duties, charges, costs and expenses which are payable by the Company shall be paid or be procured to be paid by the Company (and any such amounts which are paid by the Depositary shall be reimbursed to the Depositary by the Company upon demand therefor); and

(ii)                                  such payment shall be subject to all necessary Russian exchange control and other consents and approvals having been obtained. The Company undertakes to use its reasonable endeavours to obtain all necessary approvals that are required to be obtained by it in this connection;

The Company agrees to promptly pay to the Depositary such other expenses, fees and charges and to reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time.  Responsibility for payment of such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, in the discretion of the Depositary, the Depositary shall present its statement for such expenses and fees or charges to the Company upon receipt or payment of any relevant invoice by the Depositary, once every three months, semiannually or annually.

All payments by the Company to the Depositary under this Clause 5.9 shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imports, duties, fees, assessments or other charges of whatever nature, imposed by law, rule, regulation, court, tribunal or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.

The right of the Depositary to receive payment of accrued fees, charges and expenses as provided above shall survive the termination of this Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 hereof, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

SECTION 5.10                                      Restricted Securities OwnersAs soon as reasonably practicable following a request by the Depositary, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own

Restricted Securities and the Company shall update that list on a regular basis. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon. The Company agrees to advise in writing each of the persons or entities who, to the knowledge of the Company, holds Restricted Securities that such Restricted Securities are ineligible for deposit hereunder and, to the extent practicable, shall require each of such persons to represent in writing that such person will not deposit Restricted Securities hereunder.  The Company shall, in accordance with Article (26) of the Receipt, inform Holders and Beneficial Owners and the Depositary of any other limitations on ownership of Shares that the Holders and Beneficial Owners may be subject to by reason of the number of American Depositary Shares held under the Company’s Charter or applicable Russian law, as such restrictions may be in force from time to time.

ARTICLE VI

AMENDMENT AND TERMINATION

SECTION 6.1                                             Amendment/SupplementSubject to the terms and conditions of this Section 6.1 and applicable law, the Receipts outstanding at any time, the provisions of this Deposit Agreement and the form of Receipt attached hereto and to be issued under the terms hereof may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or not materially prejudicial to the Holders without the consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or the Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such American Depositary Share or Shares, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended and supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

SECTION 6.2                                             TerminationThe Depositary shall, at any time at the written direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination, provided that, the Depositary shall be reimbursed for any amounts, fees, costs or expenses owed to it in accordance with the terms of this Deposit Agreement and in accordance with any other agreements as otherwise agreed in writing between the Company and the Depositary from time to time, prior to such termination taking effect. If 90 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4, the Depositary may terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of this Deposit Agreement, the Holder will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Section 2.5 and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights or other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.5, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the date of termination of this Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement with respect to the Receipts and the Shares, Deposited Securities and American Depositary Shares, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary hereunder.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1                                             CounterpartsThis Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same agreement. This Deposit Agreement is executed in two original copies - one for the Company and one for the Depositary. A copy of this Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

SECTION 7.2                                             No Third-Party BeneficiariesThis Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in this Deposit Agreement.  Nothing in this Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties hereto nor establish a fiduciary or similar relationship among the parties.  The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the Company and its Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders or Beneficial Owners may have interests and (iii) nothing contained in this Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

SECTION 7.3                                             SeverabilityIn case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4                                             Holders and Beneficial Owners as Parties; Binding EffectThe Holders and Beneficial Owners from time to time of American Depositary Shares shall be parties to the Deposit Agreement and shall be bound by all of the terms and conditions hereof and of any Receipt by acceptance hereof or any beneficial interest therein.

SECTION 7.5                                             NoticesAny and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex, facsimile transmission or electronic transmission, confirmed by letter, 10, Arbat Street, Moscow, 119002, Russia, attention: Alexey Goreslavsky and Dmitry Nelyubin, telephone number: +7 499 500 69 36 and +7 499 500 74 48, facsimile number: +7 499 500 69 63, or to any other address which the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex, facsimile transmission or by electronic transmission to the e-mail address designated by the Holder for such purpose (if agreed by the Company and the Depositary), at the Company’s expense, unless otherwise agreed in writing between the Company and the Depositary, confirmed by letter, addressed to Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, USA Attention:  ADR Department, telephone:  (001) 212 602-1044, facsimile:  (001) 212 797 0327 or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex, facsimile transmission or by electronic transmission (if agreed by the Company and the Depositary), at the Company’s expense, unless otherwise agreed in writing between the Company and the Depositary, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement.

Delivery of a notice sent by mail, air courier or cable, telex, facsimile or electronic transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex, facsimile or electronic transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service. The Depositary or the Company may, however, act upon any cable, telex, facsimile or electronic transmission received by it from the other or from any Holder, notwithstanding that such cable, telex, facsimile or electronic transmission shall not subsequently be confirmed by letter as aforesaid, as the case may be.

SECTION 7.6                                             Governing Law and JurisdictionThis Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. The Company and the Depositary agree that with regard to any claim or dispute or difference of whatever nature between the parties hereto arising directly or indirectly from the relationship created by this Deposit Agreement, shall be referred for final settlement by arbitration (“Arbitration”) in accordance with the applicable rules of the American Arbitration Association (the “Rules”) then in force, by a sole arbitrator appointed in accordance with the Rules.  The seat and place of any reference to Arbitration shall be New York, New York State.  The procedural law of any Arbitration shall be New York law and the language to be used in the Arbitration shall be English. The fees of the arbitrator and other costs incurred by the parties in connection with such Arbitration shall be paid by the party that is unsuccessful in such Arbitration.

The Company hereby irrevocably designates, appoints and empowers it’s own representative office in Ney York, USD (the “Agent”) now at 10 ROCKEFELLER PLAZA, SUITE 1015 NEW YORK, NY 10020  United States of America, as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in the City of New York on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The provisions of this Section 7.6 shall survive any termination of this Deposit Agreement, in whole or in part.

SECTION 7.7                                             AssignmentSubject to the provisions of Section 5.4 hereof, this Deposit Agreement may not be assigned by either the Company or the Depositary.

SECTION 7.8                                             Compliance with U.S. Securities LawsNotwithstanding anything in this Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

SECTION 7.9                                             TitlesAll references in this Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of this Deposit Agreement unless expressly provided otherwise.  The words “this Deposit Agreement”, “herein”, “hereof”, “hereby”, “hereunder”, and words of similar import refer to the Deposit Agreement as a whole as in effect between the Company, the Depositary and the Holders and Beneficial Owners of ADSs and not to any particular subdivision unless expressly so limited.  Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.  Titles to sections of this Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in this Deposit Agreement.

SECTION 7.10                                      AgentsThe Depositary shall be entitled, in its sole but reasonable discretion, to appoint one or more agents (the “Agents”) of which it shall have control for the purpose, inter alia, of making distributions to the Holders or otherwise carrying out its obligations under this Agreement.  The Depositary shall notify the Company of the appointment of each Agent prior to such appointment.

SECTION 7.11                                      ExclusivityTo the extent in compliance with Russian law, the Company agrees not to appoint any other depositary for the issuance or administration of depositary receipts evidencing any class of stock of the Company so long as Deutsche Bank Trust Company Americas is acting as Depositary hereunder.

SECTION 7.12                                      LanguageAlthough this Deposit Agreement may be translated into the Russian language, the Russian version of this Deposit Agreement is for informational purposes only.  In the event of any discrepancies between the English and the Russian versions of this Deposit Agreement or any dispute regarding the interpretation of any provision in the English or

Russian versions of this Deposit Agreement, the English version of this Deposit Agreement shall prevail and questions of interpretation shall be addressed solely in the English language.

SECTION 7.13                                      Registration of Shares; Foreign Registrar.  The Company agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue the appointment of CJSC Computershare Registrator, or another registrar reasonably acceptable to the Depositary, in compliance with applicable Russian law, as its Foreign Registrar, in full force and effect for so long as any ADSs remain outstanding hereunder or this Deposit Agreement remains in force.

The Company agrees that it shall, at any time and from time to time:  (i) take any and all action reasonably necessary to ensure the accuracy and completeness of all information set forth in the Share Register maintained by the Foreign Registrar in respect of the Shares or Deposited Securities;  (ii) provide or use its reasonable efforts to cause the Foreign Registrar to provide to the Depositary, the Custodian or their respective agents unrestricted access to the Share Register during ordinary business hours in Moscow, Russia, in such manner and upon such terms and conditions as the Depositary, in its reasonable discretion, may deem appropriate, to permit the Depositary, the Custodian or their respective agents to regularly (and in any event not less than monthly) reconcile the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Deposit Agreement and, in connection therewith, to provide the Depositary, the Custodian or their respective agents, upon request, with a duplicate extract from the Share Register duly certified by the Foreign Registrar (or some other evidence of verification which the Depositary, in its reasonable discretion, deems sufficient);  (iii) use its reasonable efforts to cause the Foreign Registrar promptly (and, in any event, within three (3) business days in Moscow, Russia, of the Foreign Registrar’s receipt of such documentation as may be required by applicable law and regulation and the reasonable and customary internal regulations of the Foreign Registrar, or as soon as practicable thereafter) to effect the re-registration of ownership of Deposited Securities in the Share Register in connection with any deposit or withdrawal of Shares or other Deposited Securities under this Deposit Agreement; (iv) permit and use its reasonable efforts to cause the Foreign Registrar to permit the Depositary or the Custodian to register any Shares or other Deposited Securities held hereunder in the name of the Depositary, the Custodian or their respective nominees (which may, but need not be, a non-resident of Russia); and (v) use its reasonable efforts to cause the Foreign Registrar promptly to notify the Depositary in writing at any time that the Foreign Registrar (A) eliminates the name of a shareholder of the Company from the Share Register or otherwise alters a shareholder’s interest in the Shares and such shareholder alleges to the Company or the Foreign Registrar or publicly that such elimination or alternation is unlawful; (B) no longer will be able materially to comply with, or has engaged in conduct that indicates it will not materially comply with, the provisions of this Deposit Agreement relating to it (including, without limitation, this Section 7.13); (C) refuses to re-register shares in the name of a particular purchaser and such purchaser (or its respective seller) alleges that such refusal is unlawful; (D) holds Shares of the Company for its own account; or (E) has materially breached the provisions of this Deposit Agreement relating to it (including, without limitation, this Section 7.13) and has failed to cure such breach within a reasonable time.

(b)                                 In connection with this Deposit Agreement, the Company agrees that it shall be liable for any act or failure to act on the part of the Foreign Registrar (other than such act or failure to act on the part of the Foreign Registrar arising in connection with any act or failure to act of the Depositary or the Custodian, or their respective directors, employees, agents or Affiliates) and that the Company shall be solely liable for the unavailability of Deposited Securities or for the failure of the Depositary to make any distribution of cash or other distributions with respect thereto as a result of any one or more of the following:  (i) any act or failure to act of the Company or its agents, the Foreign Registrar (other than such act or failure to act on the part of the Foreign Registrar arising in connection with any act or failure to act of the Depositary or the Custodian, or their respective directors, employees, agents or Affiliates), or their respective directors, employees, agents or Affiliates, (ii) any provision of any present or future Charter or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company or any offering or distribution thereof.

(c)                                  The Depositary agrees for the benefit of Holders and Beneficial Owners that the Depositary or the Custodian shall reconcile regularly (and in any event not less than monthly) the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Deposit Agreement.  The Company and the Depositary agree that, for the purposes of the rights and obligations under this Deposit Agreement of the parties hereto, the records of the Depositary and the Custodian shall be controlling for all purposes with respect to the number of Shares or other Deposited Securities which should be registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Deposit Agreement; provided, however, that the Depositary agrees that it shall, and shall cause the Custodian to, at any time and from time to time take any and all action necessary to ensure the accuracy and completeness of all information set forth in the records of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to this Deposit Agreement with respect to Shares or other Deposited Securities registered in the name of any of them.  The Depositary agrees that it will instruct the Custodian to maintain custody of all duplicate share extracts (or other evidence of verification) provided to the Depositary, the Custodian or their respective agents.  In the event of any material discrepancy between the records of the Depositary or the Custodian and the Share Register, then, if the Depositary has knowledge of such discrepancy, the Depositary shall notify the Company promptly.  In event of discrepancy between the records of the Depositary or the Custodian and the Share Register, the Company agrees that (whether or not it has received any notification from the Depositary) it will (i) use its reasonable efforts to cause the Foreign Registrar to reconcile its records to the records of the Depositary or the Custodian and to make such corrections or revisions in the Share Register as may be necessary in connection therewith, and (ii) to the extent the Company is unable to so reconcile such records, and the number of Shares reflected in the records of the Foreign Registrar differs by more than one-half of one percent from the number of Shares reflected in the records of the Depositary or the Custodian, promptly instruct the Depositary to notify the Holders of the existence of such discrepancy.  Upon receipt of the Company’s instruction to notify the Holders of such discrepancy, the Depositary shall give such notification promptly to the Holders pursuant to Section 7.5 hereof (it being understood that the Depositary at any time may give such notification to the Holders, whether or not it has received instructions from the Company) and shall promptly cease issuing ADSs until such time as, in the opinion of the Depositary, such records have been appropriately reconciled.

(d)                                 Notwithstanding anything herein to the contrary the provisions of this Section 7.13 shall survive any termination of this Deposit Agreement, in whole or in part.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, JOINT STOCK COMPANY “AEROFLOT - RUSSIAN AIRLINES” and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of American Depositary Shares evidenced by Receipts issued in accordance with the terms hereof.

JOINT STOCK COMPANY “AEROFLOT - RUSSIAN AIRLINES”

By:

Name: Dmitry Saprykin

Title: Deputy General Director for Legal and Property Affairs

Acting on the basis of the Power of Attorney D-650/12, date 29.12.2012

By:

Name: Shamil Kurmashov

Title:Deputy General Director for Commerce and Finance

Acting on the basis of the Power of Attorney D-177/13, date 27.02.2013

By:

Name: Anrdey Trusov

Title: Chief Accountant

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name: Chris Konopelko
Title: Director

By:
Name: James Kelly
Title:

Number	CUSIP [•]

American Depositary Shares (Each American Depositary Share representing 5 (five) Fully Paid Ordinary Shares)

EXHIBIT A

[FORM OF FACE OF RECEIPT]

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED ORDINARY SHARES

Of

JOINT STOCK COMPANY “AEROFLOT - RUSSIAN AIRLINES”

(Organized under the laws of the Russian Federation)

[Insert any legend then required by DTC.]

THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING AMERICAN DEPOSITARY SHARES REPRESENTED BY THIS RECEIPT, AGREES, FOR THE BENEFIT OF THE COMPANY AND THE DEPOSITARY, THAT THE AMERICAN DEPOSITARY SHARES REPRESENTED HEREBY MAY NOT AT ANY TIME BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON LOCATED IN RUSSIA, RESIDENTS OF RUSSIA, OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, SUCH PERSONS, UNLESS AND TO THE EXTENT OTHERWISE PERMITTED UNDER RUSSIAN LAW.

IT IS EXPECTED THAT THE SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR OF THE COMPANY IN THE NAME OF DEUTSCHE BANK TRUST COMPANY AMERICAS, AS DEPOSITARY, OR ITS NOMINEE, OR OF THE CUSTODIAN, OR ITS NOMINEE.  HOLDERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT RUSSIA’S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN OTHER SECURITIES MARKETS.  THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF SHARES OR FOR THE FAILURE TO

MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY.

THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION ARE NOT REQUIRED TO RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK.

[If the Company offers and places newly issued Shares in connection with an Offering in which the Depositary subscribes to all or any portion of such newly issued Shares, the Receipts shall bear the following legend:

THE COMPANY AND THE DEPOSITARY HAVE AGREED IN THE DEPOSIT AGREEMENT THAT NEITHER THE DEPOSITARY NOR THE CUSTODIAN ASSUMES ANY OBLIGATION OR RESPONSIBILITY TO MAKE ANY PAYMENTS FOR, NOR SHALL EITHER OF THEM BE SUBJECT TO ANY LIABILITY UNDER THIS DEPOSIT AGREEMENT OR OTHERWISE FOR NONPAYMENT FOR, ANY SHARES NEWLY ISSUED BY THE COMPANY OR SOLD BY ANY SELLING SHAREHOLDERS IN THE ANY OFFERING (INCLUDING ANY EXERCISE BY THE UNDERWRITERS OF AN OVER-ALLOTMENT OPTION IN CONNECTION THEREWITH).

IN CONNECTION WITH ANY OFFERING WHICH INCLUDES AN OFFERING OF AMERICAN DEPOSITARY SHARES REPRESENTING SHARES NEWLY ISSUED BY THE COMPANY, THE AMERICAN DEPOSITARY SHARES EVIDENCED HEREBY ARE ISSUED ON A PROVISIONAL BASIS UNTIL RECEIPT BY THE DEPOSITARY OF WRITTEN NOTICE FROM THE COMPANY THAT, AS THE CASE MAY BE, EITHER (I) A VALID NOTICE ON PLACEMENT OF THE NEW ISSUE OF SHARES (A “PLACEMENT NOTICE”) HAS BEEN FILED DULY AND TIMELY WITH THE RUSSIAN FEDERAL SERVICE FOR THE FINANCIAL MARKETS (“FSFM”) OR (II) A REPORT ON THE RESULTS OF THE PLACEMENT OF THE NEW ISSUE OF SHARES (A “PLACEMENT REPORT”) HAS BEEN REGISTERED BY THE FSFM, PRIOR TO RECEIPT BY THE DEPOSITARY OF SUCH WRITTEN NOTICE FROM THE COMPANY OR, IF LATER, THE MOSCOW BUSINESS DAY NEXT FOLLOWING A DUE AND TIMELY FILING OF A VALID PLACEMENT NOTICE WITH FSFM, NOTWITHSTANDING ANYTHING IN THIS RECEIPT OR THE DEPOSIT AGREEMENT TO THE CONTRARY, THE DEPOSITARY SHALL NOT, EXCEPT AS SPECIFICALLY DESCRIBED BELOW, DELIVER ANY SHARES PURSUANT TO PARAGRAPH 2 OF THIS RECEIPT OR SECTION 2.6 OF THE DEPOSIT AGREEMENT AND THE DEPOSITARY SHALL NOT VOTE, OR CAUSE TO BE VOTED, SECURITIES DEPOSITED THEREUNDER, AND HOLDERS SHALL NOT BE ENTITLED TO GIVE VOTING INSTRUCTIONS, AS CONTEMPLATED BY PARAGRAPH 17 OF THIS RECEIPT OR SECTION 4.8 OF THE DEPOSIT AGREEMENT.

IF (I) THE COMPANY DID NOT HAVE A RIGHT TO FILE, OR, HAVING SUCH A RIGHT, FAILED TO DULY AND TIMELY FILE, A VALID PLACEMENT NOTICE WITH FSFM, AND (II) A PLACEMENT REPORT REQUIRED TO BE REGISTERED WITH THE FSFM HAS NOT BEEN SO REGISTERED ON OR BEFORE THE DATE WHICH IS THE LAST DAY OF THE STATUTORY PERIOD DURING WHICH THE PLACEMENT REPORT

MUST BE REGISTERED ACCORDING TO RUSSIAN LAW (OR SUCH LATER DATE AS THE COMPANY, THE SELLING SHAREHOLDERS (IF ANY) AND THE UNDERWRITERS PARTICIPATING IN SUCH OFFERING MAY AGREE), THEN UPON WRITTEN NOTICE BY THE COMPANY, THE PROCEEDS OF SUCH OFFERING SHALL BE DELIVERED TO THE DEPOSITARY AND FROM THE TIME OF ITS RECEIPT OF SUCH PROCEEDS THE AMERICAN DEPOSITARY SHARES ISSUED IN CONNECTION WITH SUCH OFFERING WILL REPRESENT THE RIGHT TO RECEIVE A PROPORTIONAL INTEREST IN THE FUNDS SO RECEIVED.  THE FUNDS SO RECEIVED BY THE DEPOSITARY IN ANY CURRENCY OTHER THAN U.S. DOLLARS WILL BE CONVERTED INTO U.S. DOLLARS (AT MARKET RATES THEN AVAILABLE) AND DISTRIBUTED TO THE THEN HOLDERS OF THE RELEVANT AMERICAN DEPOSITARY SHARES, IN EACH CASE ON THE TERMS OF THE DEPOSIT AGREEMENT.  SUCH AMERICAN DEPOSITARY SHARES WILL BE CANCELLED BY THE DEPOSITARY UPON DISTRIBUTION OF THE PROPORTIONAL INTERESTS IN THE FUNDS SO RECEIVED, CONVERTED (IF NECESSARY) AND DISTRIBUTED TO THE HOLDERS OF SUCH AMERICAN DEPOSITARY SHARES.  THE FUNDS SO RECEIVED, CONVERTED (IF NECESSARY) AND DISTRIBUTED TO HOLDERS OF SUCH AMERICAN DEPOSITARY SHARES MAY BE LESS THAN THE PRICE AT WHICH THE AMERICAN DEPOSITARY SHARES HAVE BEEN SOLD BY THE COMPANY OR THE SELLING SHAREHOLDERS (IF ANY) OR PURCHASED BY THE HOLDER THEREOF, AND SUCH DISTRIBUTION MAY BE SUBJECT TO WITHHOLDING TAXES OR DELAYS.]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary (herein called the “Depositary”), hereby certifies that                           is the owner of                              American Depositary Shares (hereinafter “ADS”), representing deposited common shares, each of Par Value of 1 (one) Ruble including evidence of rights to receive such ordinary shares (the “Shares”) of Joint Stock Company “Aeroflot - Russian Airlines”, a company organized under the laws of the Russian Federation (the “Company”). As of the date of the Deposit Agreement (hereinafter referred to), each ADS represents 5 (five) Shares deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is VTB Bank (open joint stock company)(the “Custodian”). The ratio of Depositary Shares to shares of stock is subject to subsequent amendment as provided in Article IV of the Deposit Agreement.  The Depositary’s Principal Office is located at 60 Wall Street, New York, New York 10005, U.S.A.

(1)                                 The Deposit Agreement.  This American Depositary Receipt is one of an issue of American Depositary Receipts (“Receipts”), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of «      »                 , 2013 (as amended from time to time, the “Deposit Agreement”), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt, or acquiring a beneficial interest, respectively, agrees to become a party thereto and becomes bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time, received in respect of such Shares and held thereunder (such Shares, other securities, property and cash are herein called

“Deposited Securities”). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and the Custodian.

Each owner and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Company’s Charter (as in effect on the date of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.  The Depositary has made arrangements for the acceptance of the American Depositary Shares into DTC.  Each Beneficial Owner of American Depositary Shares held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such American Depositary Shares.  The Receipt evidencing the American Depositary Shares held through DTC will be registered in the name of a nominee of DTC.  So long as the American Depositary Shares are held through DTC or unless otherwise required by law, ownership of beneficial interests in the Receipt registered in the name of DTC (or its nominee) will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC (or its nominee), or (ii) DTC Participants (or their nominees).

(2)                                 Surrender of Receipts and Withdrawal of Deposited Securities.  Upon surrender, at the Principal Office of the Depositary, of ADSs evidenced by this Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of (i) the charges of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth in Article (9) hereof and in Section 5.9 of the Deposit Agreement) and (ii) all fees, taxes and governmental charges payable in connection with such surrender and withdrawal, and, subject to the terms and conditions of the Deposit Agreement, the Company’s Charter, Section 7.8 of the Deposit Agreement, Article (24) of this Receipt and the provisions of or governing the Deposited Securities and other applicable laws, the Holder of the American Depositary Shares evidenced hereby is entitled to delivery, to him or upon his order, of the Deposited Securities represented by the ADS so surrendered.  Subject to the last sentence of this paragraph, such Deposited Securities may be delivered in certificated form or by electronic delivery. ADS may be surrendered for the purpose of withdrawing Deposited Securities by delivery of a Receipt evidencing such ADS (if held in registered form) or by book-entry delivery of such ADS to the Depositary.

A Receipt surrendered for such purposes shall, if so required by the Depositary, be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall direct the Custodian to Deliver (without unreasonable delay) at the designated office of the Custodian (subject to the terms and conditions of the Deposit Agreement, to the Company’s Charter, and to the provisions of or governing the Deposited Securities and applicable laws, now or hereafter in effect), to or upon the written order of the person or persons designated in the order delivered to the Depositary as provided above, the Deposited Securities represented by such ADSs, together with any certificate or other proper documents of or relating to title for the Deposited Securities or evidence of the electronic transfer thereof (if available) as the case may be to or for the account of such person.  The Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

The Depositary may, in its discretion, refuse to accept for surrender a number of American Depositary Shares representing a number of Shares other than a whole number of Shares.  In the case of surrender of a Receipt evidencing a number of ADSs representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Shares represented by the Receipt so surrendered and remit the proceeds thereof (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the Receipt.  At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held in respect of, and any certificate or certificates and other proper documents of or relating to title to, the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary, and for further delivery to such Holder.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission

If the Company makes a deposit in connection with an Offering (a “Subsequent Primary Deposit”), of newly issued Shares, the ADSs issued in respect of all such newly issued Shares, as well as any Shares deposited by any shareholder(s) (who may but need not be Affiliates) of the Company in connection with the relevant Offering, as the case may be, shall be issued on a provisional basis until the Company delivers written notice to the Depositary that, as the case may be, either (x) a valid notice on placement of the new issue of Shares (a “Placement Notice”) has been duly and timely filed with the FSFM or (y) a report on the results of the placement of such newly issued Shares (a “Placement Report”) has been registered by the FSFM.  Prior to receipt by the Depositary of such written notice from the Company, or, if later, the Moscow business day next following the due and timely filing of a valid Placement Notice with the FSFM, notwithstanding anything in the Receipt or the Deposit Agreement to the contrary: (i) the Depositary shall not, except as specifically described in the next succeeding paragraph, deliver any Shares pursuant to Section 2.6 of the Deposit Agreement and shall not vote, or cause to be voted, Deposited Securities; (ii) Holders shall not be entitled to give voting instructions, as contemplated by Section 4.8 of the Deposit Agreement; and (iii) the only Receipts issued hereunder shall be the Receipt registered in the name of the nominee of DTC.

If (i) the Company did not have a right to file, or, having such a right, failed to duly and timely file, a valid Placement Notice with the FSFM, and (ii) a Placement Report required to be registered with the FSFM has not been so registered on or before the date which is the last day of the statutory period during which the placement report must be registered according to Russian law (or such later date as the Company, the selling shareholders (if any) and the underwriters participating in such offering may agree), then upon written notice by the Company, the proceeds of such offering shall be delivered to the Depositary and from the time of its receipt of such proceeds the ADSs issued in connection with such offering will represent the right to receive a proportional interest in the funds so received.  The funds so received by the Depositary in any currency other than Dollars will be converted into Dollars (at market rates then available) and distributed to Holders of the relevant ADSs, in each case on the terms of the Deposit Agreement.  Such ADSs will be cancelled by the Depositary upon distribution of the proportional interests in the funds so received, converted (if necessary), and distributed to the Holders of such ADSs.  The funds so received, converted (if necessary) and distributed to Holders of such ADSs may be less than the price at which such ADSs have been sold by the Company or the selling shareholders or purchased by the Holders thereof, and such distribution may be subject to withholding taxes or delays.

Subject to Section 7.8 of the Deposit Agreement, delivery of Deposited Securities upon surrender of ADSs as provided in the Deposit Agreement and herein may also be subject to delivery to the Depositary of such written certifications and agreements as the Company and the Depositary may require.  A Receipt surrendered may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank.

No surrender of Receipts for the purpose of withdrawal of Deposited Securities shall be accepted unless accompanied by evidence satisfactory to the Depositary that all necessary filings applicable to the Holder(s) or Beneficial Owner(s) of the ADSs surrendered (if any) have been made and approvals have been obtained (or in each case, have been properly waived) under the laws of Russia.

(3)                                 Transfers, Split-Ups and Combinations of Receipts.  Subject to the terms and conditions of the Deposit Agreement, the Registrar shall register transfers of Receipts on its books, upon surrender at the Principal Office of the Depositary of a Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by the laws of the State of New York and of the United States of America, of Russia (including without limitation the rules of the Russian Stock Exchanges on which the Shares are listed) and of any other applicable jurisdiction.  Subject to the terms and conditions of the Deposit Agreement, including payment of the applicable fees and charges of the Depositary, the Depositary shall execute and deliver a new Receipt(s) (and if necessary, cause the Registrar to countersign such Receipt(s)) and deliver same to or upon the order of the person entitled to such Receipts evidencing the same aggregate number of ADSs as those evidenced by the Receipts surrendered. Upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts upon payment of the applicable fees and charges of the Depositary, and subject to the terms and conditions of the Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as the Receipt or Receipts surrendered.

(4)                                 Pre-Conditions to Registration, Transfer, Etc.  As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement and in this Receipt, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matters, (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts and ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations of the Depositary or the Company consistent with the Deposit Agreement and applicable law, and (iv) proof of compliance with (a) any applicable notice, consent or other requirements relating to the acquisition of securities of companies organized in Russia, and (b) the provisions of the Company’s Charter in effect from time to time and resolutions and regulations of the Company’s Board of Directors adopted pursuant to such Charter, subject, in all cases, to Section 7.8 of the Deposit Agreement.

The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the issuance of ADSs against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Receipts or Share are listed, or under any provision of the Deposit Agreement or provisions of, or governing, the Deposited Securities or any meeting of shareholders of the Company or for any other reason, subject in all cases to Article (24) hereof. Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, the Holders of Receipts are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time). Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the U.S. Securities Act, unless a registration statement is in effect as to such Shares.

(5)                                 Compliance with Information Requests.  Notwithstanding any other provision of this Receipt, the Deposit Agreement, the Charter of the Company and applicable law, each Holder and Beneficial Owner agrees to (a) provide such information as the Company or the Depositary may request pursuant to law, including, without limitation, relevant Russian law, any applicable law of the United States, the Charter of the Company, any resolutions of the Company’s Board of Directors adopted pursuant to such Charter, the requirements of any markets or exchanges upon which the Shares, ADSs or Receipts are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or Receipts may be transferred, and (b) be bound by and subject to applicable provisions of the laws of Russia, the Charter of the Company and the requirements of any markets or exchanges upon which the ADSs, Receipts or Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, Receipts or Shares may be transferred, to the same extent as if such Holder and Beneficial Owner held Shares directly, in each case irrespective of whether or not they are Holders or Beneficial Owners at the time such request is made. The Depositary agrees to use its reasonable efforts to forward upon the request of the Company, and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

Failure by a Holder or Beneficial Owner to provide in a timely fashion the information requested by the Company may, in the Company’s sole discretion, result in the withholding of certain rights in respect of such Holder or Beneficial Owner’s ADSs (including voting rights and certain rights as to dividends in respect of the Shares represented by ADSs).  The Depositary agrees to use its commercially reasonable efforts to comply with any reasonable instructions received from the Company requesting that the Depositary take the actions specified therein to obtain such information.

In the event that the Company determines that there has been a failure to comply with the applicable reporting requirements with respect to any Deposited Securities and that sanctions are to be imposed against such Deposited Securities pursuant to Russian law by a court of competent jurisdiction or the Company’s Charter, the Company shall notify the Depositary, giving details thereof, and shall instruct the Depositary in writing as to the application of such sanctions to the Deposited Securities.  The Depositary shall have no liability for any actions taken in accordance with such instructions.

(6)                                 Liability of Holder for Taxes, Duties and Other Charges.  If any tax or other governmental charge shall become payable by the Depositary or the Custodian with respect to any Receipt or any Deposited Securities or ADSs, such tax, or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of the Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, with the Holder and the Beneficial Owner hereof remaining fully liable for any deficiency.  The Custodian may refuse the deposit of Shares, and the Depositary may refuse to issue ADSs, to deliver Receipts, register the transfer, split-up or combination of ADRs and (subject to Article (24) hereof) the withdrawal of Deposited Securities, until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian and each of their respective agents, officers, directors, employees and Affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

Holders and Beneficial Owners understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places).  Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

(7)                                 Representations and Warranties of Depositors.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, fully paid, non-assessable and were legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares, have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities, (v) the Shares presented for deposit have not been stripped of any rights or entitlements and (vi) such Shares are not subject to any unfulfilled requirements of applicable law or regulation.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance, cancellation and transfer of ADSs.  If any such representations or warranties are false in any way, the Company and Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

(8)                                 Filing Proofs, Certificates and Other Information.  Any person presenting Shares for deposit, any Holder or any Beneficial Owner may, in addition to the requirement of Article (12) of this Receipt, be required from time to time (a) to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approvals, legal or beneficial ownership of ADSs or Deposited Securities, compliance with all applicable laws and the terms of the Deposit Agreement, and the provisions of, or governing, the Deposited Securities, and (b) to execute such certifications and to make such representations and warranties and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the appointed agent of the Company for the registration and transfer of Shares) as the Depositary or the Custodian may reasonably deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement.  The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of all or part of any Receipt, or the distribution or sale of any dividend or distribution of rights or the proceeds of the sale thereof, or to the extent not limited by the terms of Article 24 hereof, the delivery of any Deposited Securities, until such proof or other information is filed or such certifications are executed, or such representations are made, or such other documentation or information is provided, in each case to the Depositary’s, the Registrar’s and the Company’s reasonable satisfaction.  The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or ADSs for cancellation and withdrawal.  Nothing herein or in the Deposit Agreement shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or

Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

The Depositary shall be entitled to provide to Russian state authorities of competent jurisdiction, as may be necessary or appropriate to satisfy the requirements of Russian law, directly or through the Company, all such information or documents (in the form of copies or originals) of any kind or nature whatsoever concerning Holders and Beneficial Owners, it being understood that the Depositary accepts no responsibility for or liability arising out of or in connection with any inaccuracies or misstatements in or misleading omissions from any information or documents furnished to it directly or indirectly by or on behalf of the Holders and Beneficial Owners, or in connection with any failure by the Company to timely provide to the relevant Russian state authorities any such information as the Depositary submits indirectly through the Company.

(9)                                 Charges of Depositary.  The Depositary shall charge the following fees for the services performed under the terms of the Deposit Agreement; provided, however, that no fees shall be payable upon distribution of cash dividends so long as the charging of such fee is prohibited by the exchange, if any, upon which the ADSs are listed:

(i)                                     for the issue of ADSs or the cancellation of ADSs upon the withdrawal of Deposited Securities: up to U.S.$0.05 per ADS issued or cancelled (except for issuances and cancellations covered by paragraph (vii) below);

(ii)                                  for the issue of Receipts in definitive registered form in replacement for mutilated, defaced, lost, stolen or destroyed Receipts: a sum per Receipt which is determined by the Depositary to be a reasonable charge to reflect the work, costs and expenses involved;

(iii)                               for issuing Receipts in definitive registered form (other than pursuant to paragraph (ii) above): a sum per Receipt which is determined by the Depositary to be a reasonable charge to reflect the work, costs (including, but not limited to, printing costs) and expenses involved;

(iv)                              for receiving and paying any cash dividend or other cash distribution on or in respect of the Deposited Securities: a fee of up to U.S.$0.02 per ADS for each such dividend or distribution;

(v)                                 in respect of any issue of rights or distribution of Shares (whether or not evidenced by ADSs) or other securities or other property (other than cash) upon exercise of any rights, any free distribution, stock dividend or other distribution (except where converted to cash): up to U.S.$0.05 per ADS for each such issue of rights, dividend or distribution;

(vi)                              for the operation and maintenance costs associated with the administration of the ADSs and for the time and expenses incurred by the Depositary, the Custodian or their respective agents in connection with inspections of the relevant share register maintained by the Foreign Registrar and/or performing due diligence on the central securities depository for the Russian Federation: an annual fee of U.S.$0.03 per ADSs

(such fee to be assessed against Holders of record as at the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions);  provided, however, that if the Depositary imposes a fee under this clause (vi), then the total fees assessed under this clause (vi) combined with the total fees assessed under clause (iv) shall not exceed in the aggregate U.S.$0.03 per ADS in any calendar year; and

(vii)                           for the issue of ADSs pursuant to a change for any reason in the number of Shares represented by each ADS, regardless of whether or not there has been a deposit of Shares to the Custodian or the Depositary for such issuance: a fee of up to U.S.$0.05 per ADS (or portion thereof).

In addition, Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities will be required to pay the following charges:

(i)                                     taxes (including applicable interest and penalties) and other governmental charges;

(ii)                                  such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities with the Foreign Registrar and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)                               such cable, telex, facsimile and electronic transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

(iv)                              the expenses and charges incurred by the Depositary in the conversion of Foreign Currency;

(v)                                 such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and Receipts; and

Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company.  All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by Article (22) of this Receipt. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.  The charges and expenses of the Custodian are for the sole account of the Depositary.

(10)                          Title to Receipts.  It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each ADS evidenced hereby) is transferable by delivery of the Receipt, provided it has been properly endorsed or accompanied by proper instruments of transfer, such Receipt being a certificated security under the laws of the State of New York.  Notwithstanding any notice to the contrary, the Depositary may deem and treat the Holder of this Receipt (that is, the person in whose name this Receipt is registered on the books of the Depositary) as the absolute owner hereof for all purposes.  Neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement or this Receipt to any holder of this Receipt or any Beneficial Owner unless such holder is the Holder of this Receipt registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner’s representative is the Holder registered on the books of the Depositary.

(11)                          Validity of Receipt.  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose, unless this Receipt has been (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar and (iv) registered in the books maintained by the Depositary or the Registrar, as applicable, for the issuance and transfer of Receipts.  Receipts bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the execution and delivery of such Receipt by the Depositary or did not hold such office on the date of issuance of such Receipts.

(12)                          Disclosure of Beneficial Ownership.  The Company and the Depositary may from time to time request Holders, former Holders, Beneficial Owners or former Beneficial Owners to provide information as to the capacity in which such Holder or Beneficial Owner holds or owns ADSs (and Shares, as the case may be) and regarding the identity of any other person interested in such ADSs, the nature of such interest and various related matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.  The Depositary agrees to use its reasonable efforts to forward upon the request of the Company, at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

(13)                          Ownership Restrictions.  Notwithstanding any provision of the Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits applicable to the Shares under applicable law or the Charter.  The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed such limits.  The Company may, in its sole discretion, but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits referenced in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Charter.  The Depositary shall have no liability for any actions taken in accordance with such instructions.

(14)                          Available Information; Reports; Inspection of Transfer Books.  As of the date of the Deposit Agreement, the Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Exchange Act on its Internet Web site (http://www.aeroflot.ru/cms/en) or through an electronic information delivery system generally available to the public in its primary trading market. Should the Company become subject to the periodic reporting or other informational requirements under the Exchange Act it will be required in accordance therewith to file reports and other information with the U.S. Securities and Exchange Commission. The Depositary does not assume any duty to determine if the Company is complying with the current requirements of Rule 12g3-2(b) under the Exchange Act or to take any action if the Company is not complying with those requirements.

The Depositary shall make available during normal business hours on any Business Day for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

The Depositary or the Registrar, as applicable, shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Depositary’s or the Registrar’s knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the Receipts.

The Depositary or the Registrar, as applicable, may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Article (24) hereof.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary

By:
Name:
Title:

By:
Name:
Title:

The address of the Principal Office of the Depositary is 60 Wall Street, New York, New York 10005, U.S.A.

[FORM OF REVERSE OF RECEIPT]
SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

(15)                          Dividends and Distributions in Cash, Shares, etc.  Whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Shares, rights securities or other entitlements under the Deposit Agreement, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can, in the judgment of the Depositary (upon the terms of the Deposit Agreement), be converted on a practicable basis, into Dollars transferable to the United States, promptly convert or cause to be converted such dividend, distribution or proceeds into Dollars and will distribute promptly the amount thus received (net of applicable fees and charges of, and expenses incurred by, the Depositary and taxes withheld) to the Holders of record as of the ADS Record Date in proportion to the number of ADS representing such Deposited Securities held by such Holders respectively as of the ADS Record Date.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amount shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders of the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.  Any Foreign Currency received by the Depositary shall be converted upon the terms and conditions set forth in the Deposit Agreement.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall or cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their nominees.  Upon receipt of confirmation of such deposit, the Depositary shall, subject to and in accordance with the Deposit Agreement, establish the ADS Record Date and either (i) distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of the Deposit Agreement (including, without limitation, the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes), or (ii) if additional ADSs are not so distributed, each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interest in the additional Shares distributed upon the Deposited Securities represented thereby (net of the applicable fees and charges of, and the expenses incurred by, the Depositary, and taxes).  In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the proceeds upon the terms set forth in the Deposit Agreement.

In the event that (x) the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, (y) if the Company, in the fulfillment of its obligations under the Deposit Agreement, has either (a) furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), or (b) fails to timely deliver the documentation contemplated in the Deposit Agreement, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of taxes and fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

Upon timely receipt of a notice indicating that the Company wishes an elective distribution to be made available to Holders upon the terms described in the Deposit Agreement, the Depositary shall, upon provision of all documentation required under the Deposit Agreement (including, without limitation, any legal opinions the Depositary may reasonably request, to be furnished at the expense of the Company) determine whether such distribution is lawful and reasonably practicable.  If so, the Depositary shall, subject to the terms and conditions of the Deposit Agreement, establish an ADS Record Date according to Article (17) hereof and establish procedures to enable the Holder hereof to elect to receive the proposed distribution in cash or in additional ADSs.  If a Holder elects to receive the distribution in cash, the dividend shall be distributed as in the case of a distribution in cash.  If the Holder hereof elects to receive the distribution in additional ADSs, the distribution shall be distributed as in the case of a distribution in Shares upon the terms described in the Deposit Agreement.  If such elective distribution is not lawful or reasonably practicable or if the Depositary did not receive satisfactory documentation set forth in the Deposit Agreement, the Depositary shall, to the extent permitted by law, distribute to Holders, on the basis of the same determination as is made in Russia in respect of the Shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional Shares, in each case, upon the terms described in the Deposit Agreement.  Nothing herein shall obligate the Depositary to make available to the Holder hereof a method to receive the elective distribution in Shares (rather than ADSs).  There can be no assurance that the Holder hereof will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

Upon receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Shares to be made available to Holders of ADSs, the Company shall determine whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to any Holders only if the Company shall have timely requested that such rights be made available to Holders, the Depositary shall have received the documentation required by the Deposit Agreement, and the Depositary shall have determined that such distribution of rights is lawful and reasonably practicable.  If such conditions are not satisfied, the Depositary shall sell the rights as described below.  In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date and establish procedures (x) to distribute such rights (by means of warrants or otherwise) and (y) to enable the Holders to exercise the rights (upon payment of the applicable fees and charges of, and expenses incurred by, the Depositary and taxes).  Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Shares (rather than ADSs).  If (i) the Company does not timely request the Depositary to make the rights available to Holders or if the Company requests that the rights not be made available to Holders, (ii) the Depositary fails to receive the documentation required by the Deposit Agreement or determines it is not lawful or reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity or otherwise, at such place and upon such terms (including public and private sale) as it may deem proper.  The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable fees and charges of, and expenses incurred by, the Depositary and taxes) upon the terms hereof and in the Deposit Agreement.  If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything herein to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect or (ii) unless the Company furnishes to the Depositary opinion(s) of counsel for the Company qualified to practice in one or more jurisdictions in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactorily to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.  In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights.  Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

Upon receipt of a notice regarding property other than cash, Shares or rights to purchase additional Shares, to be made to Holders of ADSs, the Depositary shall determine, upon consultation with the Company, whether such distribution to Holders is lawful and reasonably practicable.  The Depositary shall not make such distribution unless (i) the Company shall have timely requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the documentation required by the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is lawful and reasonably practicable.  Upon satisfaction of such conditions, the Depositary shall distribute the property so received to the Holders of record as of the ADS Record Date, in proportion to the number of ADSs held by such

Holders respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld.  The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

If the conditions above are not satisfied, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem proper and shall distribute the proceeds of such sale received by the Depositary (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders upon the terms hereof and of the Deposit Agreement.  If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.

(16)                          Fixing of Record Date.  Whenever necessary in connection with any distribution (whether in cash, shares, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, or any other matter, the Depositary shall fix a record date (“ADS Record Date”), as close as practicable to the record date fixed by the Company with respect to the Shares (if applicable), for the determination of the Holders who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS or for any other reason. Subject to applicable law and the terms and conditions of this Receipt and the Deposit Agreement, only the Holders of record at the close of business in New York on such ADS Record Date shall be entitled to receive such distributions, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

(17)                          Voting of Deposited Securities.  As soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of such consent or proxy. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting), at the Company’s expense and provided no U.S. or Russian (including without limitation the rules of Russian Stock Exchanges on which the Shares are listed) legal prohibitions exist, mail by ordinary, regular mail delivery or by electronic transmission (if agreed by the Company and the Depositary), unless otherwise agreed in writing by the Company and the Depositary, to Holders as of the ADS Record Date:  (a) such notice of meeting or solicitation of consent or proxies; (b) a statement that the Holders as of the ADS Record Date will be entitled, subject to any applicable law, the provisions of the Deposit Agreement, the Company’s Charter and the provisions of or governing Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given. Upon the timely receipt of written instructions of a Holder of ADSs on the ADS Record Date, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Company’s Charter and the provisions of the Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Deposited Securities represented by ADSs held by such Holder in accordance with such instructions.

Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise the Shares or other Deposited Securities represented by ADSs except pursuant to and in accordance with such written instructions from Holders. Shares or other Deposited Securities represented by ADSs for which no specific voting instructions are received by the Depositary from the Holder shall not be voted.

Notwithstanding the above, save for applicable provisions of Russian law (including without limitation the rules of the Russian Stock Exchanges on which the Shares are listed), and in accordance with Section 5.3 of the Deposit Agreement, the Depositary shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which such vote is cast or the effect of any such vote. The Company agrees that it shall not establish internal procedures that would prevent the Depositary from complying with, or that are inconsistent with, the terms and conditions of Section 4.8 of the Deposit Agreement.

(18)                          Changes Affecting Deposited Securities.  Upon any change in par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it otherwise is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities. Alternatively, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of satisfactory documentation contemplated by the Deposit Agreement, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to this form of Receipt specifically describing such new Deposited Securities and/or corporate change. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall if the Company requests, subject to receipt of satisfactory legal documentation contemplated in the Deposit Agreement, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of fees and charges of, and expenses incurred by, the Depositary and taxes) for the account of the Holders otherwise entitled to such securities and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder in particular, (ii)

any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

(19)                          Exoneration.  Neither the Depositary, the Custodian, the Company nor their respective Affiliates shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or shall incur any liability (i) if the Depositary, the Custodian or the Company or their respective controlling persons or agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and this Receipt, by reason of any provision of any present or future law or regulation of the United States, Russia or any other country, or of any other governmental authority or regulatory authority or stock exchange, or by reason of any provision, present or future of the Company’s Charter or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control, (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Company’s Charter or provisions of or governing Deposited Securities, (iii) for any action or inaction of the Depositary, the Custodian or the Company or their respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for any inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADS or (v) for any special, consequential, indirect or punitive damages for any breach of the terms of the Deposit Agreement.  The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

(20)                          Standard of Care.  The Company and the Depositary and their respective agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons (except for the Company’s and the Depositary’s obligations specifically set forth in Section 5.8 of the Deposit Agreement), provided, that the Company and the Depositary and their respective agents agree to perform their respective obligations specifically set forth in the Deposit Agreement without gross negligence or bad faith.  The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or

Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.  In no event shall the Depositary or any of its agents be liable for any indirect, special, punitive or consequential damages.

(21)                          Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement, save that, any amounts, fees, costs or expenses owed to the Depositary under the Deposit Agreement or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time shall be paid to the Depositary prior to such resignation. The Company shall use reasonable efforts to appoint a successor depositary, and give notice to the Depositary of such appointment, not more than 90 days after delivery by the Depositary of written notice of resignation as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal which notice shall be effective on the later of (i) the 90th day after delivery thereof to the Depositary, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement save that, any amounts, fees, costs or expenses owed to the Depositary under the Deposit Agreement or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time shall be paid to the Depositary prior to such removal. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor.  The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in the Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to such Holders.  Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(22)                          Amendment/Supplement.  Subject to the terms and conditions of this Article (22), and applicable law, this Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges of the Depositary in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADS, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

(23)                          Termination.  The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination provided that, the Depositary shall be reimbursed for any amounts, fees, costs or expenses owed to it in accordance with the terms of the Deposit Agreement and in accordance with any other agreements as otherwise agreed in writing between the Company and the Depositary from time to time, prior to such termination taking effect. If 90 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided herein and in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Holder’s Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Article (2) hereof and in the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts and the Shares, Deposited Securities and ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in the Deposit Agreement.

(24)                          Compliance with U.S. Securities Laws; Regulatory Compliance.  Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(25)                          Certain Rights of the Depositary; Limitations.  Subject to the further terms and provisions of this Article (27), the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in ADSs. The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.3 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of ADSs pursuant to Section 2.5 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a “Pre-Release Transaction”). The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (1) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (2) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the

Custodian, (3) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs and (4) agrees to any additional restrictions or requirements that the Depositary deems appropriate; (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate; (c) terminable by the Depositary on not more than five (5) business days’ notice; and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

(26)                          Ownership Restrictions.  Holders and Beneficial Owners shall comply with any limitations on ownership of Shares under the Charter of the Company or applicable Russian law as if they held the number of Shares their American Depositary Shares represent.  The Company shall inform the Holders, Beneficial Owners and the Depositary of any such ownership restrictions in place from time to time.

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto                                                              whose taxpayer identification number is                                                and whose address including postal zip code is                                                         , the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing                                                  attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

Dated:

Name:
By:
Title:

NOTICE:  The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

SIGNATURE GUARANTEED